Inland Real Estate Corporation
                              Sticker Supplement


This Supplement No. 5 to the Company's Prospectus dated April 7, 1998 updates certain information in the sections of the Prospectus entitled "Investment Objectives and Policies", "Real Property Investments", "Management's Discussion and Analysis of the Financial Condition and Results of Operations" and "Plan of Distribution." Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.


                      Investment Objectives and Policies

The Company's Board has approved an increase in Distributions beginning June 1, 1998, from the current level of $.87 per Share per annum, paid monthly to $.88 per Share per annum, paid monthly.


                           Real Property Investments


On May 15, 1998, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at 6901 West Ogden Avenue in Berwyn,
Illinois known as "Berwyn Plaza" from an unaffiliated third party for a purchase price of approximately $1,830,000.


                             Plan of Distribution

The Company commenced the offering on April 7, 1998. As of May 19, 1998, the Company had accepted subscriptions for 2,778,954 shares ($27,664,488 net of Selling Commissions, the Marketing Contribution and the Due Diligence Expense Allowance Fee). Inland Securities Corporation, an Affiliate of the Advisor, serves as dealer-manager of the Offering and is entitled to receive selling commissions and certain other fees, as referenced in the Prospectus. As of May 19, 1998, these commissions and fees totaled $2,904,006. An Affiliate of the Advisor is also entitled to receive Property Management Fees for management and leasing services.






                               SUPPLEMENT NO. 5
                              DATED MAY 28, 1998
                     TO THE PROSPECTUS DATED APRIL 7, 1998
                       OF INLAND REAL ESTATE CORPORATION

This Supplement No. 5 is provided for the purpose of supplementing the Prospectus dated April 7, 1998 of Inland Real Estate Corporation (the "Company") as previously supplemented by Supplement No. 1 dated April 9, 1998, Supplement No. 2 dated April 21, 1998, Supplement No. 3 dated April 27, 1998 and Supplement No. 4 dated May 5, 1998 and must be read in conjunction therewith. This Supplement No. 5 updates certain information in the sections of the Prospectus entitled "Investment Objectives and Policies", "Real Property Investments", "Management's Discussion and Analysis of the Financial Condition and Results of Operations", and "Plan of Distribution." Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.


                      Investment Objectives and Policies

The Company's Board has approved an increase in Distributions beginning June 1, 1998, from the current level of $.87 per Share per annum, paid monthly to $.88 per Share per annum, paid monthly.


                           Real Property Investments

Berwyn Plaza, Berwyn, IL

On May 15, 1998, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at 6901 West Ogden Avenue in Berwyn, Illinois known as "Berwyn Plaza" from Berwyn Plaza Partnership, an unaffiliated third party, for approximately $1,830,000. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $100.89 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

Berwyn Plaza was built in 1983 and consists of a one-story, multi-tenant retail facility aggregating 18,138 rentable square feet. As of May 15, 1998, Berwyn Plaza was 100% leased. In evaluating Berwyn Plaza as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and occupancy. The Company believes that the center is located within a vibrant economic area. Although approximately 74% of the rentable square feet at Berwyn Plaza is leased to one tenant, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the vacating tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

The Company does not anticipate making any significant repairs and improvements to Berwyn Plaza over the next few years. Nevertheless, pursuant to the leases, a substantial portion of any cost of repairs and improvements would be paid by the tenants.

The table below sets forth certain information with respect to the occupancy rate at Berwyn Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot:

                                     Occupancy Rate
                                          as of                    Effective
            Year Ending               December 31,               Annual Rental
           December 31,               of Each Year               Per Square Ft
           ------------               ------------               -------------

               1997                       100%                      $10.23
               1996                       100                         9.90
               1995                       100                        10.01
               1994                       100                        10.45
               1993                       100                        10.48

Tenants leasing more than 10% of  the total square footage include Walgreens, a
drug store and Radio Shack,  an  electronics  store.   These leases require the
payment of base annual rent, payable monthly as follows:

                                           Base Rent
                                          Per Square
                  Square Feet  % of Total   Foot Per         Lease Term
  Lessee            Leased    Square Feet    Annum      Beginning       To
-----------       ----------- ----------- ------------ ------------ ---------

Walgreens           13,506        74%     $  8.51       Currently    07/31/23

Radio Shack          2,000        11        11.70       Currently    02/28/99
  Option 1                                  12.50       03/01/99     02/28/04


For federal income tax purposes, the Company's depreciable basis in Berwyn Plaza will be approximately $1,400,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

Real estate taxes payable in 1997 for the tax year ended 1996 (the most recent tax year for which information is generally available) were $106,167.

On May 15, 1998, a total of 18,138 square feet was leased to five tenants at Berwyn Plaza. The following tables set forth certain information with respect to the amount of and expiration of the leases at this Neighborhood Retail
Center:

                  Square Feet   Lease     Renewal     Current        Rent per
  Lessee            Leased      Ends      Option     Annual Rent    Square Foot
  ------          ----------    -----     ------     -----------    -----------
Walgreens           13,506      07/23        -        $114,936        $ 8.51
Radio Shack          2,000      02/99     1/5 yr.       23,400         11.70
Baskin Robbins       1,000      10/99        -          14,400         14.40
Currency Exchange      736      09/98        -          13,800         18.75
Mr. Beef               896      05/00        -          18,897         21.09

                                                              Average     Percent of    Percent of
                                                              Base Rent      Total      Annual Base
                        Approx. GLA  Annual Base    Total     Per Square  Building  GLA    Rent
  Year       Number of  of Expiring   Rent of       Annual    Foot Under   Represented  Represented
 Ending       Leases      Leases     Expiring       Base      Expiring     by Expiring  By Expiring
December 31, Expiring   (Sq. Ft.)    Leases        Rent (1)   Leases        Leases        Leases
-----------  ---------  ----------- -----------  -----------  ----------  ------------- -----------

   1998          1          736     $ 13,800     $  185,433   $  18.75        4.06%         7.44%

   1999          2        3,000       37,800        172,233      12.60       16.54         21.95

   2000          1          896       20,097        135,033      22.43        4.94         14.88

   2001-
     2007        -         -            -           114,936        -           -             -


(1) No assumptions were made regarding the releasing of expired leases.  It is the opinion of the Company's management that the space will be released at market rates.




The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for Berwyn Plaza, as of December 10, 1997, of $1,900,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.



         Management's Discussion and Analysis of Financial Conditions
                           and Results of Operations

Certain statements in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this quarterly report on Form 10-Q constitute "forward-looking statements" within the meaning of the
Federal Private Securities  Litigation  Reform  Act  of  1995.   These forward-
looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, limitations on the area in which the Company may acquire properties; risks associated with borrowings secured by the Company's properties; competition for tenants and customers; federal, state or local regulations; adverse changes in general economic or local conditions; competition for property acquisitions with third parties that have greater financial resources than the Company; inability of lessees to meet financial obligations; uninsured losses; risks of failing to qualify as a REIT; and potential conflicts of interest between the Company and its affiliates including the Advisor.

Liquidity and Capital Resources

As of July 24, 1996, the Company had received subscriptions for a total of 5,000,000 Shares, offered on a best efforts basis, at $10.00 per Share, thereby completing the Company's initial Offering. On July 24, 1996, the Company commenced an offering of an additional 10,000,000 Shares, the Second Offering, at $10.00 per Share, on a best efforts basis. As of July 10, 1997, the Company had received subscriptions for a total of 10,000,000 Shares, thereby completing the Company's Second Offering. On July 14, 1997, the Company commenced an offering of an additional 20,000,000 Shares, the Third Offering, at $10.00 per Share, on a best efforts basis. As of March 19, 1998, the Company had received subscriptions for a total of 20,000,000 Shares, thereby completing the Third Offering. In addition, as of March 31, 1998, the Company has distributed 1,070,778 Shares through the Company's Distribution Reinvestment Program. As of March 31, 1998, the Company has repurchased 53,100 Shares through the Company's Share Repurchase Program. As a result, as of March 31, 1998, Gross Offering Proceeds total $357,939,054 net of Shares repurchased through the Share Repurchase Program.

The Company's capital needs and resources are expected to undergo changes as a result of the completion of the Company's first follow-on public offering of Shares, the commencement of the second follow-on Offerings and the acquisition of properties. Operating cash flow is expected to increase as these additional properties are added to the portfolio. Distributions to Stockholders are determined by the Company's Board of Directors and are dependent upon a number of factors, including the amount of funds available for distribution, the
Company's financial condition, capital expenditures, and the annual distribution required to maintain REIT status under the Code.

Cash and cash equivalents consists of cash and short-term investments. Cash and cash equivalents at March 31, 1998 and December 31, 1997 were $77,208,219 and $51,145,587 respectively. The increase in cash and cash equivalents since December 31, 1997 is due to the additional sales proceeds raised and additional loan proceeds from financing secured by the Company's properties. Partially offsetting the increase in cash and cash equivalents was the purchase of additional properties since December 31, 1997 and the payment of Offering Costs relating to the Second and Third Offerings. The Company intends to use cash and cash equivalents to purchase additional properties, to pay distributions and to pay Offering Costs.

As of March 31, 1998, the Company had acquired fifty-nine properties. The properties owned by the Company are currently generating sufficient cash flow to cover operating expenses of the Company plus pay a monthly distribution on weighted average shares. Commencing with the fourth quarter of 1996, the Company increased the monthly distributions from $.80 to $.83 per annum on weighted average shares. Beginning March 1, 1997, the Company increased the monthly distribution paid to $.85 per annum on weighted average shares. Beginning August 1, 1997, the Company increased the monthly distribution paid to $.87 per annum on weighted average shares. Distributions declared for the three months ended March 31, 1998 were $6,263,131, a portion of which represents a return of capital for federal income tax purposes. The return of capital portion of the distributions cannot be determined at this time and will be calculated at year end.

Management of the Company monitors the various qualification tests the Company must meet to maintain its status as a real estate investment trust. Large ownership of the Company's stock is tested upon purchase to determine that no more than 50% in value of the outstanding stock is owned directly, or indirectly, by five or fewer persons or entities at any time. Management of the Company also determines, on a quarterly basis, that the Gross Income, Asset and Distribution Tests as described in the section of the Prospectus entitled "Federal Income Tax Considerations--Taxation of the Company--REIT Qualification Tests" are met. On an ongoing basis, as due diligence is performed by management of both the Company and the Advisor on potential real estate purchases or temporary investment of uninvested capital, management of both entities determines that the income from the new asset will qualify for REIT purposes. For the three months ended March 31, 1998, the Company qualified as a REIT.

Cash Flows From Operating Activities

Net cash provided by operating activities increased from $1,575,693 for the three months ended March 31, 1997 to $8,191,805 for the three months ended March 31, 1998. This increase is due primarily to the purchase of additional properties. As of March 31, 1998, the Company had acquired fifty-nine properties, as compared to twenty-four properties as of March 31, 1997.

Cash Flows From Investing Activities

Cash flows used in investing activities were utilized primarily for the purchase of and additions to properties.


Cash Flows From Financing Activities

For the three months ended March 31, 1998, the Company generated $130,446,863 of cash flows from financing activities as compared to $27,550,217 of cash flows generated from financing activities for the three months ended March 31, 1997. This increase is due primarily to the increase in proceeds raised from the Offering of $108,707,257 for the three months ended March 31, 1998, as compared to $27,207,053 of Offering proceeds raised for the three months ended March 31, 1997. This increase is also due to $38,702,000 in financing placed on fifteen of the Company's properties for the three months ended March 31, 1998, as compared to $12,840,000 in financing placed on three of the Company's properties for the three months ended March 31, 1997. This increase is partially offset by an increase in the cash used for the payment of Offering costs for the three months ended March 31, 1998 and 1997. The increase is also partially offset by an increase in the amount of distributions paid for the three months ended March 31, 1998 of $5,592,993 as compared to the distributions paid for the three months ended March 31, 1997 of $1,740,481.

In February 1998, the Company committed to additional financing secured by Woodfield Shopping Center property for $9,600,000 from an unaffiliated lender. Loan fees total approximately $85,500 in connection with this mortgage. The mortgage loan has a term of seven years and, prior to maturity date, requires payment of interest only, at 6.65%. Funding of the loan is expected to occur during the second quarter 1998.

The Advisor has guaranteed payment of all public offering expenses (excluding selling commissions, the marketing contribution and the due diligence expense allowance fee) in excess of 5.5% of the Gross Offering Proceeds of the Offering (the "Gross Offering Proceeds") or all organization and offering expenses (including such selling expenses) which together exceed 15% of the Gross Offering Proceeds. As of March 31, 1998, organizational and offering costs did not exceed this limitation.

Results of Operations

As of March 31, 1998, subscriptions for a total of 35,933,050 Shares were received from the public resulting in $357,939,054 in Gross Offering Proceeds, which includes the Advisor's capital contribution of $200,000 and Shares purchased through the DRP. At March 31, 1998, the Company owned forty-three Neighborhood Retail Centers, seven Community Centers and nine Single-user retail properties.

Funds from operations ("FFO") means net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation of real property and amortization and other non-cash items. FFO and funds available for distribution are calculated as follows:

                                                     March 31,      March 31,
                                                       1998           1997
                                                       ----           ----
     Net income................................... $ 4,037,415       884,700
     Depreciation.................................   2,200,954       741,920
                                                   ------------  ------------
       Funds from operations(1)...................   6,238,369     1,626,620

     Normal amortizing principal payments of debt.     (16,980)      (18,659)
     Deferred rent receivable (2).................    (289,037)      (99,411)
     Acquisition cost expenses....................      44,036         9,090
     Rental income received under
      Master lease agreements (4).................     542,940        71,599
                                                   ------------  ------------
     Funds available for distribution............. $ 6,519,328     1,589,239
                                                   ============  ============


  (1) FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity.

  (2) Certain tenant leases contain provisions providing for stepped rent increases. GAAP requires the Company to record rental income for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease.

  (3) Acquisition costs expenses include costs and expenses relating to the acquisition of properties. These costs are estimated to be up to .5% of the Gross Offering Proceeds and are paid from the Proceeds of the Offering.

  (4) As part of several purchases, the Company will receive rent under master lease agreements on some of the spaces currently vacant for periods ranging from one to two years or until the spaces are leased. Generally accepted accounting principles require that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income.

Total income for the three months ended March 31, 1998 and 1997 was $13,268,496 and $4,857,771, respectively. This increase was due to the purchase of additional properties. As of March 31, 1998, the Company had acquired fifty-nine properties, as compared to twenty-four properties as of March 31, 1997. The purchase of additional properties also resulted in increases in property operating expenses to Affiliates and non-affiliates and depreciation expense.

The decrease in mortgage interest to Affiliates for the three months ended March 31, 1998, as compared to the three months ended March 31, 1997, is due to the payoff of the acquisition financing totaling $8,000,000. The Company continues to have a mortgage collateralized by the Walgreens, Decatur property payable to an Affiliate.

The increase in mortgage interest to non-affiliates for the three months ended March 31, 1998, as compared to the three months ended March 31, 1997, is due to financing placed on previously acquired centers as well as mortgages assumed as part of the purchases of Aurora Commons, Rivertree Court, Fashion Square and Shoppes at Mill Creek. The mortgages payable totaled $154,129,456 as of March 31, 1998 as compared to $106,589,710 as of ended March 31, 1997.

Interest income is the result of cash and cash equivalents being invested in short-term investments until a property is purchased.

The increases in professional services to Affiliates and non-affiliates and general and administrative expenses to Affiliates and non-affiliates for the three months ended March 31, 1998, as compared to the three months ended March 31, 1997, is due to the management of an increased number of real estate assets and an increased number of investors.

The increase in acquisition cost expenses to Affiliates and non-affiliates is due to the increased number of properties considered for acquisition by the Company and not purchased.

The following table lists the approximate physical occupancy levels for the Company's investment properties as of the end of each quarter during 1998 and 1997. N/A indicates the property was not owned by the Company at the end of the quarter.


                                    1997                        1998
                          ------------------------    ------------------------
                            at    at    at    at        at    at    at    at
      Properties           03/31 06/30 09/30 12/31     03/31 06/30 09/30 12/31
      ----------           ----- ----- ----- -----     ----- ----- ----- -----
Walgreens                   100%  100%  100%  100%      100%
  Decatur, Illinois
Eagle Crest                  97%   97%   97%   97%       95%
  Naperville, Illinois
Montgomery-Goodyear          77%   77%   77%   77%       77%
  Montgomery, Illinois
Hartford/Naperville Plaza   100%  100%   94%  100%      100%
  Naperville, Illinois
Nantucket Square             94%   94%   96%   96%       96%
  Schaumburg, Illinois
Antioch Plaza                59%   59%   68%   68%       68%
  Antioch, Illinois
Mundelein Plaza             100%   96%   97%  100%       95%
  Mundelein, IL
Regency Point               100%  100%   97%   97%       97%
  Lockport, IL
Prospect Heights             83%   83%   83%   83%       83%
  Prospect Heights, IL
Montgomery-Sears             85%   85%   85%   95%       95%*
  Montgomery, IL
Zany Brainy                 100%  100%  100%  100%      100%
  Wheaton, IL
Salem Square                 97%   97%   97%   97%       97%
  Countryside, IL
Hawthorn Village             97%   98%   99%   99%      100%
  Vernon Hills, IL
Six Corners                  94%   94%   94%   90%       93%
  Chicago, IL
Spring Hill Fashion Ctr.     96%   96%   96%  100%       98%
  West Dundee, IL
Crestwood Plaza             100%  100%  100%  100%      100%
  Crestwood, IL
Park St. Claire             100%  100%  100%  100%      100%
  Schaumburg, IL
Lansing Square               90%   90%   90%   90%       90%
  Lansing, IL
Summit of Park Ridge         82%   81%   84%   83%       83%
  Park Ridge, IL
Grand and Hunt Club         100%  100%  100%  100%      100%
  Gurnee, IL
Quarry Outlot               100%  100%  100%  100%      100%
  Hodgkins, IL

                                    1997                        1998
                          ------------------------    ------------------------
                            at    at    at    at        at    at    at    at
      Properties           03/31 06/30 09/30 12/31     03/31 06/30 09/30 12/31
      ----------           ----- ----- ----- -----     ----- ----- ----- -----

Maple Park Place             99%   97%   98%   98%       98%
  Bolingbrook, IL
Aurora Commons               99%  100%  100%   98%       98%*
  Aurora, IL
Lincoln Park Place          100%  100%  100%   60%       60%*
  Chicago, IL
Ameritech                   N/A   100%  100%  100%      100%
  Joliet, IL
Dominicks-Schaumburg        N/A   100%  100%  100%      100%
  Schaumburg, IL
Dominicks-Highland Park     N/A   100%  100%  100%      100%
  Highland Park, IL
Niles Shopping Center       N/A   100%   87%   60%       60%*
  Niles, IL
Mallard Crossing            N/A    95%   95%   95%       95%*
  Elk Grove Village, IL
Cobblers Crossing           N/A    91%   89%   89%       89%*
  Elgin, IL
Calumet Square              N/A   100%  100%  100%      100%
  Calumet City, IL
Sequoia Shopping Center     N/A    96%   97%   93%       93%*
  Milwaukee, WI
Riversquare Shopping Ctr.   N/A   100%  100%   95%       95%
  Naperville, IL
Rivertree Court             N/A   N/A    97%   99%       99%*
  Vernon Hills, IL
Shorecrest Plaza            N/A   N/A    96%   96%       96%*
  Racine, WI
Dominicks-Glendale Heights  N/A   N/A   100%  100%      100%
  Glendale Heights, IL
Party City Store            N/A   N/A   N/A   100%      100%
  Oak Brook Terrace, IL
Eagle Country Market        N/A   N/A   N/A   100%      100%
  Roselle, IL
Dominicks-Countryside       N/A   N/A   N/A   100%      100%
  Countryside, IL
Terramere Plaza             N/A   N/A   N/A    80%       80%
  Arlington Heights, IL
Wilson Plaza                N/A   N/A   N/A   100%      100%
  Batavia, IL
Iroquois Center             N/A   N/A   N/A    81%       81%
  Naperville, IL
Fashion Square              N/A   N/A   N/A    88%       80%
  Skokie, IL
Naper West                  N/A   N/A   N/A    86%       88%*
  Naperville, IL
Dominicks-West Chicago      N/A   N/A   N/A   N/A       100%
  West Chicago, IL

                                    1997                        1998
                          ------------------------    ------------------------
                            at    at    at    at        at    at    at    at
      Properties           03/31 06/30 09/30 12/31     03/31 06/30 09/30 12/31
      ----------           ----- ----- ----- -----     ----- ----- ----- -----

Shops at Coopers Grove      N/A   N/A   N/A   N/A        96%*
  Country Club Hills, IL
Maple Plaza                 N/A   N/A   N/A   N/A       100%
  Downers Grove, IL
Orland Park Retail          N/A   N/A   N/A   N/A        84%*
  Orland Park, IL
Wisner/Milwaukee Plaza      N/A   N/A   N/A   N/A       100%
  Chicago, IL
Homewood Plaza              N/A   N/A   N/A   N/A       100%
  Homewood, IL
Elmhurst City Center        N/A   N/A   N/A   N/A        99%*
  Elmhurst, IL
Shoppes of Mill Creek       N/A   N/A   N/A   N/A        97%*
  Palos Park, IL
Oak Forest Commons          N/A   N/A   N/A   N/A        99%*
  Oak Forest, IL
Prairie Square              N/A   N/A   N/A   N/A        94%*
  Sun Prairie, WI
Downers Grove Plaza         N/A   N/A   N/A   N/A        84%*
  Downers Grove, IL
St. James Crossing          N/A   N/A   N/A   N/A        88%*
  Westmont, IL
Woodfield Plaza             N/A   N/A   N/A   N/A        97%
  Schaumburg, IL
Lake Park Plaza             N/A   N/A   N/A   N/A        95%*
  Michigan City, IN
Chestnut Court              N/A   N/A   N/A   N/A        85%*
  Darien, IL

  * As part of the purchase of these properties the Company receives rent under master lease agreements on the vacant space, which results in 100% economic occupancy at March 31, 1998 for each of these centers, except Niles Shopping Center where the master lease agreement results in 73% economic occupancy.

    The master lease agreements are for periods ranging from one to two years from the purchase date or until the spaces are leased.

Subsequent Events

In January 1998, the Company paid a distribution of $2,447,251 to the Stockholders.

On April 16, 1998, the Company purchased the Bergen Plaza Shopping Center from an unaffiliated third party for approximately $17,248,000. The property is located in Oakdale, Minnesota and contains approximately 270,610 square feet of leasable space. Its anchor tenants include Rainbow Foods and Kmart.

On April 24, 1998, the Company purchased the High Point Centre Shopping Center from an unaffiliated third party for approximately $10,354,000. The property is located in Madison, Wisconsin and contains approximately 86,204 square feet of leasable space. Its anchor tenant is Pier 1 Imports.

On April 29, 1998, the Company purchased the Western Howard Plaza Shopping Center from an unaffiliated third party for approximately $1,913,000. The property is located in Chicago, Illinois and contains approximately 12,784 square feet of leasable space. Its tenants are The Gap, Pearle Vision and Payless Shoes.

On May 5, 1998, the Company purchased the Wauconda Shopping Center from an unaffiliated third party for approximately $2,525,000. The property is located in Wauconda, Illinois and contains approximately 31,357 square feet of leasable space. Its anchor tenant is Sears Paint and Hardware.

On April 22, 1998, the Company entered into a construction loan agreement with an unaffiliated third party, the borrower, for an entire loan amount of $2,507,038. Disbursements are to be made periodically as work progresses in connection with the construction of a Staples Office Supply store to be built in Freeport, Illinois. The construction loan matures on October 15, 1998 and, prior to maturity, requires the borrower to make payments of interest only, on amounts disbursed at a rate of 9.5%. The Company made an initial advance of $864,134 on April 22, 1998.

On April 7, 1998, the Company commenced an offering of an additional 27,000,000 Shares at $11.00 per Share, on a best efforts basis, (the "Fourth Offering"). As of May 13, 1998, the Company had accepted subscriptions for 2,393,152 shares.

On behalf of the Company, the Advisor is currently exploring the purchase of additional shopping centers from unaffiliated third parties.


                             Plan of Distribution

The Company commenced the Offering on April 7, 1998, and as of May 19, 1998 had accepted subscriptions for 2,778,954 shares ($27,664,488 net of Selling Commissions, the Marketing Contribution and the Due Diligence Expense Allowance
Fees).

Inland Securities Corporation, an Affiliate of the Advisor, serves as dealer manager of the Offering and is entitled to receive selling commissions and certain other fees, as referenced in the Prospectus. As of May 19, 1998, these commissions and fees totaled $2,904,006. An Affiliate of the Advisor is also entitled to receive Property Management Fees for management and leasing services. The Company incurred Property Management Fees of approximately $1,120,000 for the year ended December 31, 1997 and $229,307 for the year ended December 31, 1996. The Advisor may also receive an annual Advisor Asset Management Fee of not more than 1% of the Average Invested Assets, paid quarterly. For the year ended December 31, 1997, the Company had incurred Advisor Asset Management Fees of $843,000.

                         Index to Financial Statements
                                                                     Page

Balance Sheets, March 31, 1998 and December 31, 1997................ F- 1

Statements of Operations for the three months ended
  March 31, 1998 and 1997........................................... F- 3

Statements of Stockholders Equity, March 31, 1998
  and December 31, 1997............................................. F- 4

Statements of Cash Flows for the three months ended
  March 31, 1998 and 1997........................................... F- 5

Notes to Financial Statements....................................... F- 7

Pro Forma Balance Sheet (unaudited) at March 31, 1998............... F-21

Notes to Pro Forma Balance Sheet (unaudited) at March 31, 1998...... F-23

Pro Forma Statement of Operations (unaudited) for the three
  months ended March 31, 1998....................................... F-26

Notes to Pro Forma Statement of Operations (unaudited) for the three months ended March 31, 1998................................. F-28

Pro Forma Statement of Operations (unaudited) for the year
  ended December 31, 1997........................................... F-32

Notes to Pro Forma Statement of Operations (unaudited) for
  the year ended December 31, 1997.................................. F-34

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                                Balance Sheets

                     March 31, 1998 and December 31, 1997
                                  (unaudited)


                                    Assets
                                    ------

                                                       1998          1997
Investment properties (Notes 1, 4 and 5):              ----          ----
  Land............................................ $113,382,037    75,801,319
  Building and improvements.......................  286,373,103   200,509,519
                                                   ------------- -------------
                                                    399,755,140   276,310,838
  Less accumulated depreciation...................    7,866,437     5,665,483
                                                   ------------- -------------
  Net investment properties.......................  391,888,703   270,645,355
                                                   ------------- -------------
Cash and cash equivalents including amounts
  held by property manager (Note 1)...............   77,208,219    51,145,587
Restricted cash (Note 1)..........................    3,181,123     2,073,799
Accounts and rents receivable (Notes 1 and 5).....    8,052,881     4,926,643
Deposits and other assets........................     1,033,920     3,924,431
Deferred organization costs (net of accumulated
  amortization of $12,358 and $10,985 at March 31,
  1998 and December 31, 1997, respectively)
  (Note 1)........................................       15,104        16,477
Loan fees (net of accumulated amortization
  of $172,400 and $131,266 at March 31, 1998 and
  December 31, 1997, respectively) (Note 1).......    1,298,633       857,839
                                                   ------------- -------------

    Total assets.................................. $482,678,583   333,590,131
                                                   ============= =============











                See accompanying notes to financial statements.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                                Balance Sheets
                                  (continued)

                     March 31, 1998 and December 31, 1997
                                  (unaudited)



                     Liabilities and Stockholders' Equity
                     ------------------------------------

                                                        1998          1997
Liabilities:                                            ----          ----
  Accounts payable................................ $    258,305        47,550
  Accrued offering costs to Affiliates............      794,033       544,288
  Accrued offering costs to non-affiliates........       86,331        36,574
  Accrued interest payable to Affiliates..........        4,627         4,641
  Accrued interest payable to non-affiliates......      865,699       560,821
  Accrued real estate taxes.......................    9,209,918     7,031,732
  Distributions payable (Note 7)..................    2,447,251     1,777,113
  Security deposits...............................    1,035,016       754,359
  Mortgages payable (Note 6)......................  154,129,456   106,589,710
  Unearned income.................................      966,508       495,535
  Other liabilities...............................    1,506,433       493,116
  Due to Affiliates (Note 2)......................      501,319       337,825
                                                   ------------- -------------
    Total liabilities.............................  171,804,896   118,673,264
                                                   ------------- -------------

Stockholders' Equity (Notes 1 and 2):
  Common stock, $.01 par value, 106,000,000 Shares
    authorized; 35,933,050 and 35,879,950, issued
    and outstanding at March 31, 1998 and 25,026,140
    and 24,973,340 issued and outstanding at
    December 31, 1997, respectively...............      358,800       249,733
  Additional paid-in capital (net of offering
    costs of $38,866,440 and $28,341,719 at March
    31, 1998 and December 31, 1997, respectively,
    of which $34,001,630 and $24,172,634 was paid
    to Affiliates, respectively)..................  318,713,814   220,640,345
  Accumulated distributions in excess
    of net income.................................   (8,198,927)   (5,973,211)
                                                   ------------- -------------
    Total stockholders' equity....................  310,873,687   214,916,867
                                                   ------------- -------------
Total liabilities and stockholders' equity........ $482,678,583   333,590,131
                                                   ============= =============





                See accompanying notes to financial statements.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                           Statements of Operations

              For the three months ended March 31, 1998 and 1997
                                  (unaudited)

                                                       1998          1997
                                                       ----          ----
Income:
  Rental income (Notes 1 and 5)................... $ 9,424,416     3,603,584
  Additional rental income........................   3,020,925     1,061,507
  Interest income.................................     776,364       156,436
  Other income....................................      46,791        36,244
                                                   ------------  ------------
                                                    13,268,496     4,857,771
                                                   ------------  ------------
Expenses:
  Professional services to Affiliates.............      18,000         9,500
  Professional services to non-affiliates.........      98,198        30,410
  General and administrative expenses
    to Affiliates.................................      70,761        16,936
  General and administrative expenses
    to non-affiliates.............................      31,056        28,312
  Advisor asset management fee....................     432,183       233,337
  Property operating expenses to Affiliates.......     494,528       172,537
  Property operating expenses to non-affiliates...   3,466,494     1,686,924
  Mortgage interest to Affiliates.................      13,888        44,454
  Mortgage interest to non-affiliates.............   2,318,476       961,287
  Depreciation....................................   2,200,954       741,920
  Amortization....................................      42,507        38,364
  Acquisition cost expenses to Affiliates.........      30,000         2,289
  Acquisition cost expenses to non-affiliates.....      14,036         6,801
                                                   ------------  ------------
                                                     9,231,081     3,973,071
                                                   ------------  ------------
    Net income.................................... $ 4,037,415       884,700
                                                   ============  ============

Net income per weighted average common stock shares
  outstanding, basic and diluted (29,073,250 and
  9,384,792 for the three months ended March 31,
  1998 and 1997, respectively..................... $       .14           .09
                                                   ============  ============










                See accompanying notes to financial statements.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                      Statements of Stockholders' Equity

                     March 31, 1998 and December 31, 1997
                                  (unaudited)


                                                      Accumulated
                                          Additional  Distributions
                               Common       Paid-in   in excess of
                                Stock      Capital     net income    Total
                             ----------- ------------ ------------ -----------

Balance January 1, 1997..... $   81,000   70,512,073   (1,492,835)  69,100,238

Net income..................       -            -       8,647,221    8,647,221

Distributions declared
  ($.86 for the year ended
  December 31, 1997 per
  weighted average common
  stock shares outstanding).       -            -     (13,127,597) (13,127,597)

Proceeds from Offering (net
  of Offering costs of
  $17,841,611)..............    168,935  150,548,904         -     150,717,839

Repurchase of Shares........       (465)    (420,369)        -        (420,834)
                             ----------- ------------ ------------ ------------
Balance December 31, 1997...    249,470  220,640,608   (5,973,211) 214,916,867


Net income..................       -            -       4,037,415    4,037,415

Distributions declared
  ($.22 for the three months
  ended March 31, 1998 per
  weighted average common
  stock shares outstanding).       -            -      (6,263,131)  (6,263,131)

Proceeds from Offering (net
  of Offering costs of
  $10,524,721...............    108,975   98,076,276         -      98,185,251

Repurchases of Shares.......         (3)      (2,712)        -          (2,715)
                             ----------- ------------ ------------ ------------
Balance March 31, 1998...... $  358,442  318,714,172   (8,198,927) 310,873,687
                             =========== ============ ============ ============





                See accompanying notes to financial statements.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                            Statement of Cash Flows

              For the three months ended March 31, 1998 and 1997
                                  (unaudited)

                                                      1998           1997
Cash flows from operating activities:                 ----           ----
  Net income.................................... $   4,037,415       884,700
  Adjustments to reconcile net income to net cash
      provided by operating activities:
    Depreciation................................     2,200,954       741,920
    Amortization................................        42,507        38,364
    Rental income under master lease agreements.       542,940        71,599
    Straight line rental income.................      (289,037)      (99,411)
    Changes in assets and liabilities:
      Accounts and rents receivable.............    (2,837,201)     (652,705)
      Other assets..............................      (128,019)     (218,111)
      Accrued interest payable..................       304,864       (52,421)
      Accrued real estate taxes.................     2,178,186       363,177
      Accounts payable..........................       210,755       155,624
      Unearned income...........................       470,973       310,980
      Other liabilities.........................     1,013,317       (32,820)
      Due to Affiliates.........................       163,494        (8,400)
      Security deposits.........................       280,657        73,197
                                                 --------------  ------------
Net cash provided by operating activities.......     8,191,805     1,575,693
                                                 --------------  ------------
Cash flows from investing activities:
  Restricted cash...............................    (1,107,324)     (995,290)
  Additions to investment properties............       (49,282)      (52,042)
  Purchase of investment properties.............  (114,437,960)  (11,429,015)
  Deposits on investment properties.............     3,018,530    (2,494,140)
                                                 --------------  ------------
Net cash used in investing activities...........  (112,576,036)  (14,970,487)
                                                 --------------  ------------
Cash flows from financing activities:
  Proceeds from offering........................   108,707,257    27,207,053
  Payments of offering costs....................   (10,225,219)   (2,502,720)
  Loan proceeds.................................    38,702,000    12,840,000
  Loan fees.....................................      (481,928)     (193,584)
  Distributions paid............................    (5,592,993)   (1,740,481)
  Repayment of notes from Affiliates............          -       (8,000,000)
  Principal payments of debt....................      (662,254)      (60,051)
                                                 --------------  ------------
Net cash provided by financing activities.......   130,446,863    27,550,217
                                                 --------------  ------------
Net increase in cash and cash equivalents.......    26,062,632    14,155,423

Cash and cash equivalents at beginning of period    51,145,587     8,491,735
                                                 --------------  ------------
Cash and cash equivalents at end of period...... $  77,208,219    22,647,158
                                                 ==============  ============


                See accompanying notes to financial statements.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                            Statement of Cash Flows
                                  (continued)

              For the three months ended March 31, 1998 and 1997
                                  (unaudited)


Supplemental schedule of noncash investing and financing activities:


                                                       1998           1997
                                                       ----           ----
Purchase of investment properties................ $(123,937,960)  (28,992,900)
  Assumption of mortgage debt....................     9,500,000     9,563,885
  Note payable to Affiliate......................          -        8,000,000
                                                  -------------- -------------
                                                  $(114,437,960)  (11,429,015)
                                                  ============== =============

Distributions payable............................ $   2,447,251       749,856
                                                  ============== =============

Cash paid for interest........................... $   2,027,500     1,058,162
                                                  ============== =============




























                See accompanying notes to financial statements.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements

                                March 31, 1998
                                  (unaudited)

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Readers of this Quarterly Report should refer to the Company's audited financial statements for the fiscal year ended December 31, 1997, which are included in the Company's 1997 Annual Report, as certain footnote disclosures which would substantially duplicate those contained in such audited financial statements have been omitted from this Report. In the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation have been included.

(1) Organization and Basis of Accounting

Inland Real Estate Corporation (the "Company") was formed on May 12, 1994. The Company may acquire existing Neighborhood Retail Centers and Community Centers located primarily within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois. The Company may also acquire single-user retail properties in locations throughout the United States, certain of which may be sale and leaseback transactions, net leased to creditworthy tenants. The Company is also permitted to construct or develop properties, or render services in connection with such development or construction, subject to the Company's compliance with the rules governing real estate investment trusts under the Code, as amended. Inland Real Estate Advisory Services, Inc. (the "Advisor"), an Affiliate of the Company, is the advisor to the Company.

On October 14, 1994, the Company commenced an initial public offering, on a best efforts basis, ("Initial Offering") of 5,000,000 shares of common stock ("Shares"). As of July 24, 1996, the Company had received subscriptions for a total of 5,000,000 Shares, thereby completing the Initial Offering. On July 24, 1996, the Company commenced an offering of an additional 10,000,000 Shares at $10.00 per Share, on a best efforts basis, (the "Second Offering"). As of July 10, 1997, the Company had received subscriptions for a total of 10,000,000 Shares, thereby completing the Second Offering. On July 14, 1997, the Company commenced an offering of an additional 20,000,000 Shares at $10.00 per Share, on a best efforts basis, (the "Third Offering"). As of March 19, 1998, the Company had received subscriptions for a total of 20,000,000 Shares, thereby completing the Third Offering. In addition, as of March 31, 1998, the Company has distributed 1,070,778 Shares through the Company's Distribution
Reinvestment Program ("DRP"). As of March 31, 1998, the Company has repurchased a total of 53,100 Shares through the Share Repurchase Program. As a result, as of March 31, 1998, Gross Offering Proceeds total $357,939,054 net of Shares repurchased through the Share Repurchase Program.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1998
                                  (unaudited)


The Company qualified as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 1995. Since the Company qualified for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents and are carried at cost, which approximates fair value.

Restricted cash at March 31, 1998 includes $823,474 held in escrow for the principal payments on the Aurora Commons mortgage payable and $146,465 held in escrow by the mortgagee for the payment of real estate taxes at Aurora Commons and Shoppes at Mill Creek Shopping Center. Restricted cash at March 31, 1998 also includes amounts held as vacancy escrows on Cobblers Crossing, Mallard
Crossing, Shorecrest Shopping Center, Sequoia Shopping Center, Shoppes at Coopers Grove, Orland Park Retail, Prairie Square, Lake Park Plaza, Chestnut Court and St. James Crossing. The monthly amounts drawn for rent under the master lease escrows decrease the basis of the respective properties. Restricted cash at March 31, 1998 also includes $556,025 held in escrow for the second phase of construction at Oak Forest Commons and $95,985 held in escrow for possible vacancies upon completion of the second phase at Oak Forest Commons. Restricted cash at March 31, 1998 also includes $325,000 for tenant improvement costs at Fashion Square.

Statement of Financial Accounting Standards No. 121 requires the Company to record an impairment loss on its property to be held for investment whenever its carrying value cannot be fully recovered through estimated undiscounted future cash flows from operations and sale of properties. The amount of the impairment loss to be recognized would be the difference between the property's carrying value and the property's estimated fair value. As of March 31, 1998, the Company does not believe any such impairments of its properties exists.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1998
                                  (unaudited)


Depreciation expense is computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 30 years for the building and building improvements and 15 years for the site improvements.

Loan fees are amortized on a straight line basis over the life of the related loans.

Deferred organization costs are amortized over a 60-month period.

Offering costs are offset against the Stockholders' equity accounts. Offering costs consist principally of printing, selling and registration costs.

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable.

The Company believes that the interest rates associated with the mortgages payable and notes payable to Affiliates approximate the market interest rates for these types of debt instruments, and as such, the carrying amount of the mortgages payable and notes payable to Affiliates approximate their fair value.

Certain reclassifications were made to the 1997 financial statements to conform with the 1998 presentation.


(2) Transactions with Affiliates

The Advisor and its Affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its Affiliates relating to each of the Offerings. Such expenses include postage, data processing and marketing and are reimbursed at cost. The collective costs to Affiliates incurred relating to the Offerings were $873,048 and $1,047,694 as of March 31, 1998 and December 31, 1997, respectively, of which all was paid as of March 31, 1998 and $24,374 was unpaid as of December 31, 1997. In addition, an Affiliate of the Advisor serves as dealer manager of each of the Offerings and is entitled to receive selling commissions, a marketing contribution and a due diligence expense allowance fee from the Company in connection with each of the Offerings. Such amounts incurred were $33,128,582 and $23,124,939 as of March 31, 1998 and December 31, 1997, respectively, of which $794,033 and $519,914 was unpaid as of March 31, 1998 and December 31, 1997, respectively. Approximately $28,314,000 and $19,581,000 of these commissions had been passed through from the Affiliate to unaffiliated soliciting broker/dealers as of March 31, 1998 and December 31, 1997, respectively.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1998
                                  (unaudited)


As of March 31, 1998, the Company had incurred $38,893,902 of organization and offering costs to Affiliates and non-affiliates. Pursuant to the terms of the offering, the Advisor is required to pay organizational and offering expenses (excluding sales commissions, the marketing contribution and the due diligence expense allowance fee) in excess of 5.5% of the gross proceeds of the Offering (the "Gross Offering Proceeds") or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds. Through the completion of the third Offering, organizational and offering expenses did not exceed the 5.5% or 15% limitations. The Company anticipates that these costs will not exceed these limitations upon completion of the offerings, however, any excess amounts will be reimbursed by the Advisor.

The Advisor and its Affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its Affiliates relating to the administration of the Company. Such costs are included in professional services to Affiliates, general and administrative expenses to Affiliates and acquisition costs expensed.

The Advisor has contributed $200,000 to the capital of the Company for which it received 20,000 Shares.

The Advisor may receive an annual Advisor Asset Management Fee of not more than 1% of the Average Invested Assets, paid quarterly. For any year in which the Company qualifies as a REIT, the Advisor must reimburse the Company: (i) to the extent that the Advisor Asset Management Fee plus Other Operating Expenses paid during the previous calendar year exceed 2% of the Company's Average Invested Assets for the calendar year or 25% of the Company's Net Income for that calendar year; and (ii) to the extent that Stockholders have not received an annual Distribution equal to or greater than the 8% Current Return. For the three months ended March 31, 1998, the Company has incurred $432,183 of such fees, all of which remains unpaid at March 31, 1998.

An Affiliate of the Advisor is entitled to receive Property Management Fees for management and leasing services. The Company incurred and paid Property Management Fees of $494,528 and $172,537 for the three months ended March 31, 1998 and 1997, respectively, all of which has been paid.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1998
                                  (unaudited)


(3) Stock Option and Dealer Warrant Plan

The Company adopted an Independent Director Stock Option Plan which granted each Independent Director an option to acquire 3,000 Shares as of the date they become a Director and an additional 500 Shares on the date of each annual stockholders' meeting commencing with the annual meeting in 1995 if the Independent Director is a member of the Board on such date. The options for the initial 3,000 Shares granted shall be exercisable as follows: 1,000 Shares on the date of grant and 1,000 Shares on each of the first and second anniversaries of the date of grant. The succeeding options are exercisable on the second anniversary of the date of grant. As of March 31, 1998, options for 1,000 Shares have been exercised for $9.05 per Share.

In addition to  sales  commissions,  Soliciting  Dealers  will also receive one
Soliciting Dealer Warrant for each 40 Shares sold by such Soliciting Dealer during the offerings, subject to state and federal securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $13.20 during the period commencing with the first date upon which the Soliciting Dealer Warrants are issued and ending on the Exercise Period. Notwithstanding the foregoing no Soliciting Dealer Warrant will be exercisable until one year from the date of issuance. As of March 31, 1998, none of these warrants were exercised.

                                                INLAND REAL ESTATE CORPORATION
                                                   (a Maryland corporation)

                                                 Notes to Financial Statements
                                                          (continued)

(4) Investment Properties                 Initial Cost (A)                     Gross amount at which carried
                                     --------------------------                        at end of period
                                                                    Net      -----------------------------------------
                                                    Buildings   Adjustments      Land        Buildings
                              Date                     and           to           and           and
                              Acq        Land     improvements   Basis (B)   improvements  improvements      Total
                             ------- ------------ ------------- ------------ ------------- ------------- -------------
Single-user Retail
------------------
  Walgreens/Decatur
    Decatur, IL.............  01/95  $    78,330     1,130,723        -           78,330     1,130,723     1,209,053

  Zany Brainy
    Wheaton, IL.............  07/96      838,000     1,626,033         664       838,000     1,626,697     2,464,697

  Ameritech
    Joliet, IL..............  05/97      170,000       883,293       2,544       170,000       885,837     1,055,837

  Dominicks-Schaumburg
    Schaumburg, IL..........  05/97    2,294,437     8,388,263       2,679     2,294,437     8,390,942    10,685,379

  Dominicks-Highland Park
    Highland Park, IL.......  06/97    3,200,000     9,593,565       2,200     3,200,000     9,595,765    12,795,765

  Dominicks-Glendale Heights
    Glendale Heights, IL....  09/97    1,265,000     6,934,230       9,194     1,265,000     6,943,424     8,208,424

  Party City
    Oakbrook Terrace, IL....  11/97      750,000     1,230,030        -          750,000     1,230,030     1,980,030

  Eagle Country Market
    Roselle, IL.............  11/97      966,667     1,935,350       1,150       966,667     1,936,500     2,903,167

  Dominicks-West Chicago
    West Chicago, IL........  01/98    1,980,130     4,320,285         648     1,980,130     4,320,933     6,301,063

Neighborhood Retail Centers
---------------------------
  Eagle Crest Shopping Center
    Naperville, IL..........  03/95    1,878,618     2,938,352     115,828     1,878,618     3,054,180     4,932,798

  Montgomery-Goodyear
    Montgomery, IL..........  09/95      315,000       834,659     (11,158)      315,000       823,501     1,138,501

  Hartford/Naperville Plaza
    Naperville, IL..........  09/95      990,000     3,427,961      13,002       990,000     3,440,963     4,430,963

  Nantucket Square
    Schaumburg, IL..........  09/95    1,908,000     2,349,918     (69,881)    1,908,000     2,280,037     4,188,037

  Antioch Plaza
    Antioch, IL.............  12/95      268,000     1,360,445    (120,629)      268,000     1,239,816     1,507,816
                                     ------------ ------------- ------------ ------------- ------------- -------------
    Subtotal                         $16,902,182    46,953,107     (53,760)   16,902,182    46,899,348    63,801,530


                                                          -12-


                                     F-12


                                             INLAND REAL ESTATE CORPORATION
                                                (a Maryland corporation)

                                              Notes to Financial Statements
                                                       (continued)

(4) Investment Properties (Continued)     Initial Cost (A)                     Gross amount at which carried
                                     --------------------------                        at end of period
                                                                    Net      -----------------------------------------
                                                    Buildings   Adjustments      Land        Buildings
                              Date                     and           to           and           and
                              Acq        Land     improvements   Basis (B)   improvements  improvements      Total
                             ------- ------------ ------------- ------------ ------------- ------------- -------------

  Subtotal                           $16,902,182    46,953,107     (53,760)   16,902,182    46,899,348    63,801,530

  Mundelein Plaza
    Mundelein, IL...........  03/96    1,695,000     3,965,560     (53,429)    1,695,000     3,912,131     5,607,131

  Regency Point
    Lockport, IL............  04/96    1,000,000     4,720,800     (19,377)    1,000,000     4,701,423     5,701,423

  Prospect Heights
    Prospect Heights, IL....  06/96      494,300     1,683,755      (9,724)      494,300     1,674,031     2,168,331

  Montgomery-Sears
    Montgomery, IL..........  06/96      768,000     2,714,173    (122,122)      768,000     2,592,052     3,360,052

  Salem Square
    Countryside, IL.........  08/96    1,735,000     4,449,217     (16,960)    1,735,000     4,432,257     6,167,257

  Hawthorn Village
    Vernon Hills, IL........  08/96    2,619,500     5,887,640      46,891     2,619,500     5,934,531     8,554,031

  Six Corners
    Chicago, IL.............  10/96    1,440,000     4,538,152       3,638     1,440,000     4,541,790     5,981,790

  Spring Hill Fashion Corner
    West Dundee, IL.........  11/96    1,794,000     7,415,396       3,955     1,794,000     7,419,351     9,213,351

  Crestwood Plaza
    Crestwood, IL...........  12/96      325,577     1,483,183       4,750       325,577     1,487,933     1,813,510

  Quarry Outlot
    Hodgkins, IL............  12/96      522,000     1,278,431       8,872       522,000     1,287,303     1,809,303

  Grand and Hunt Club
    Gurnee, IL..............  12/96      969,840     2,622,575     (52,811)      969,840     2,569,764     3,539,604

  Summit of Park Ridge
    Park Ridge, IL..........  12/96      672,000     2,497,950       5,886       672,000     2,503,836     3,175,836

  Park St. Claire
    Schaumburg, IL..........  12/96      319,578       986,920     226,674       319,578     1,213,594     1,533,172

  Aurora Commons
    Aurora, IL..............  01/97    3,220,000     8,318,661       3,901     3,220,000     8,322,562    11,542,562
                                     ------------ ------------- ------------ ------------- ------------- ------------
    Subtotal                         $34,476,977    99,515,520     (23,615)   34,476,977    99,491,905   133,968,882

                                                          -13-


                                     F-13


                                             INLAND REAL ESTATE CORPORATION
                                                (a Maryland corporation)

                                              Notes to Financial Statements
                                                       (continued)

(4) Investment Properties (Continued)     Initial Cost (A)                     Gross amount at which carried
                                     --------------------------                        at end of period
                                                                    Net      -----------------------------------------
                                                    Buildings   Adjustments      Land        Buildings
                              Date                     and           to           and           and
                              Acq        Land     improvements   Basis (B)   improvements  improvements      Total
                             ------- ------------ ------------- ------------ ------------- ------------- -------------

  Subtotal                           $34,476,977    99,515,520     (23,615)   34,476,977    99,491,905   133,968,882

  Lincoln Park Place
    Chicago, IL.............  01/97      819,000     1,299,902     (36,530)      819,000     1,263,372     2,082,372

  Niles Shopping Center
    Niles, IL...............  04/97      850,000     2,408,467     (31,837)      850,000     2,376,630     3,226,630

  Mallard Crossing
    Elk Grove Village, IL...  05/97    1,778,667     6,331,943     (37,901)    1,778,667     6,294,042     8,072,709

  Cobblers Crossing
    Elgin, IL...............  05/97    3,200,000     7,763,940     (97,688)    3,200,000     7,666,252    10,866,252

  Calumet Square
    Calumet City, IL........  06/97      527,000     1,537,316       6,664       527,000     1,543,980     2,070,980

  Sequoia Shopping Center
    Milwaukee, WI...........  06/97    1,216,914     1,802,336     (11,780)    1,216,914     1,790,556     3,007,470

  Riversquare Shopping Center
    Naperville, IL..........  06/97    2,853,226     3,124,732     103,872     2,853,226     3,228,604     6,081,830

  Shorecrest Plaza
    Racine, WI..............  07/97    1,150,000     4,749,758     (17,469)    1,150,000     4,732,289     5,882,289

  Dominicks-Countryside
    Countryside, IL.........  12/97    1,375,000       925,106        -        1,375,000       925,106     2,300,106

  Terramere Plaza
    Arlington Heights, IL...  12/97    1,435,000     2,966,411      14,903     1,435,000     2,981,314     4,416,314

  Wilson Plaza
    Batavia, IL.............  12/97      310,000       984,720      10,550       310,000       995,270     1,305,270

  Iroquois Center
    Naperville, IL..........  12/97    3,668,347     8,258,584      11,500     3,668,347     8,270,084    11,938,431

  Fashion Square
    Skokie, IL..............  12/97    2,393,534     6,822,071      23,045     2,393,534     6,845,116     9,238,650
                                     ------------ ------------- ------------ ------------- ------------- ------------
  Subtotal                           $56,053,665   148,490,806     (86,286)   56,053,665   148,404,520   204,458,185


                                                          -14-

                                     F-14


                                             INLAND REAL ESTATE CORPORATION
                                                (a Maryland corporation)

                                              Notes to Financial Statements
                                                       (continued)

(4) Investment Properties (Continued)     Initial Cost (A)                     Gross amount at which carried
                                     --------------------------                        at end of period
                                                                    Net      -----------------------------------------
                                                    Buildings   Adjustments      Land        Buildings
                              Date                     and           to           and           and
                              Acq        Land     improvements   Basis (B)   improvements  improvements      Total
                             ------- ------------ ------------- ------------ ------------- ------------- -------------

  Subtotal                           $56,053,665   148,490,806     (86,286)   56,053,665   148,404,520   204,458,185

  Shops at Coopers Grove
    Country Club Hills, IL..  01/98    1,400,897     4,398,797         879     1,400,897     4,399,676     5,800,573

  Maple Plaza
    Downers Grove, IL.......  01/98    1,364,202     1,803,779       9,120     1,364,202     1,812,899     3,177,101

  Orland Park Retail
    Orland Park, IL.........  02/98      460,867       789,133      (8,459)      460,867       780,674     1,241,541

  Wisner/Milwaukee Plaza
    Chicago, IL.............  02/98      528,576     1,361,490      13,115       528,576     1,374,605     1,903,181

  Homewood Plaza
    Homewood, IL............  02/98      534,599     1,380,841      11,138       534,599     1,391,979     1,926,578

  Elmhurst City Center
    Elmhurst, IL............  02/98    2,050,217     2,724,783    (250,927)    2,050,217     2,473,856     4,524,073

  Shoppes of Mill Creek
    Palos Park, IL..........  03/98    3,305,949     7,989,051         421     3,305,949     7,989,472    11,295,421

  Prairie Square
    Sun Prairie, WI.........  03/98      739,575     2,361,425      10,994       739,575     2,372,419     3,111,994

  Oak Forest Commons
    Oak Forest, IL..........  03/98    2,795,519     9,013,698       5,762     2,795,519     9,019,460    11,814,979

  Downers Grove Market
    Downers Grove, IL.......  03/98    6,224,467    11,456,000      (2,268)    6,224,467    11,453,732    17,678,199

  St. James Crossing
    Westmont, IL............  03/98    2,610,600     4,866,890        -        2,610,600     4,866,890     7,477,490

Community Centers
-----------------
  Lansing Square
    Lansing, IL.............  12/96    4,075,000    12,179,383      18,087     4,075,000    12,197,470    16,272,470

  Maple Park Place
    Bolingbrook, IL.........  01/97    3,665,909    11,669,428      10,603     3,665,909    11,680,031    15,345,940
                                     ------------ ------------- ------------ ------------- ------------- ------------
    Subtotal                         $85,810,042   220,485,504    (267,821)   85,810,042   220,217,683   306,027,725

                                                          -15-

                                     F-15


                                             INLAND REAL ESTATE CORPORATION
                                                (a Maryland corporation)

                                              Notes to Financial Statements
                                                       (continued)

(4) Investment Properties (Continued)     Initial Cost (A)                     Gross amount at which carried
                                     --------------------------                        at end of period
                                                                    Net      -----------------------------------------
                                                    Buildings   Adjustments      Land        Buildings
                              Date                     and           to           and           and
                              Acq        Land     improvements   Basis (B)   improvements  improvements      Total
                             ------- ------------ ------------- ------------ ------------- ------------- -------------

  Subtotal                           $85,810,042   220,485,504    (267,821)   85,810,042   220,217,683   306,027,725

  Rivertree Court
    Vernon Hills, IL........  07/97    8,651,875    22,861,547       6,233     8,651,875    22,867,780    31,519,655

  Naper West
    Naperville, IL..........  12/97    5,335,000     9,584,779     (55,611)    5,335,000     9,529,168    14,864,168

  Woodfield Plaza
    Schaumburg, IL..........  01/98    4,612,277    14,589,498      25,563     4,612,277    14,615,061    19,227,338

  Lake Park Plaza
    Michigan City, IN.......  02/98    3,252,861     9,023,805    (189,292)    3,252,861     8,834,513    12,087,374

  Chestnut Court
    Darien, IL..............  03/98    5,719,982    10,424,898    (116,000)    5,719,982    10,308,898    16,028,880
                                     ------------ ------------- ------------ ------------- ------------- ------------
  Total                              $113,382,037  286,970,031    (596,928)  113,382,037   286,373,103   399,755,140
                                     ============ ============  ===========  ============  ============  ============























                                                          -16-

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1998
                                  (unaudited)


(4) Investment Properties (continued)

(A) The initial cost to the Company, represents the original purchase price of the property, including amounts incurred subsequent to acquisition, which were contemplated at the time the property was acquired.

(B) Adjustments to basis includes additions to investment properties and payments received under master lease agreements. As part of several purchases, the Company will receive rent under master lease agreements on the spaces currently vacant for periods ranging from one to two years or until the spaces are leased. Generally Accepted Accounting Principles ("GAAP") require that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income. The cumulative amount of such payments was $1,523,995 and $981,055 as of March 31, 1998 and December 31, 1997, respectively. (Note 5)


(5) Operating Leases


As part of the purchases of several of the properties, the Company will receive rent under master lease agreements on spaces currently vacant for periods ranging from one to two years or until the spaces are leased and tenants begin paying rent. GAAP requires the Company to reduce the purchase price of the properties as these payments are received, rather than record the payments as rental income.

Certain tenant leases contain provisions providing for stepped rent increases. GAAP requires the Company to record rental income for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease. The accompanying financial statements include increases of $289,037 and $99,411 for the three months ended March 31, 1998 and 1997, of rental income for the period of occupancy for which stepped rent increases apply and $1,075,653 and $786,616 in related accounts receivable as of March 31, 1998 and December 31, 1997, respectively. The Company anticipates collecting these amounts over the terms of the related leases as scheduled rent payments are made.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1998
                                  (unaudited)

(6) Mortgages Payable

Mortgages payable consist of the following at March 31, 1998 and December 31, 1997:

                        Current                             Balance at
Property as             Interest   Maturity  Monthly    Mar. 31,    Dec. 31,
Collateral                Rate       Date   Payment(a)    1998        1997
-------------          ---------- --------- ---------- ----------- -----------
Mortgage payable to Affiliate:
  Walgreens               7.655%   05/2004  $  5,689   $   724,307     727,472

Mortgages payable to non-affiliates:
  Regency Point           7.425%   08/2000     (b)       4,359,647   4,373,461
  Eagle Crest             7.850%   10/2003    15,668     2,350,000   2,350,000
  Nantucket Square        7.850%   10/2003    14,668     2,200,000   2,200,000
  Antioch Plaza           7.850%   10/2003     5,834       875,000     875,000
  Mundelein Plaza         7.850%   10/2003    18,735     2,810,000   2,810,000
  Montgomery-Goodyear     7.850%   10/2003     4,200       630,000     630,000
  Montgomery-Sears        7.850%   08/2003    10,967     1,645,000   1,645,000
  Hartford/Naperville     7.850%   08/2003    15,401     2,310,000   2,310,000
  Zany Brainy             7.590%   01/2004     8,026     1,245,000   1,245,000
  Prospect Heights
    Plaza                 7.590%   01/2004     7,059     1,095,000   1,095,000
  Hawthorn Village
    Commons               7.590%   01/2004    27,590     4,280,000   4,280,000
  Six Corners Plaza       7.590%   01/2004    19,984     3,100,000   3,100,000
  Salem Square
    Shopping Center       7.590%   01/2004    20,177     3,130,000   3,130,000
  Lansing Square          7.800%   01/2004    53,991     8,150,000   8,150,000
  Spring Hill Fashion
    Mall                  7.800%   01/2004    31,070     4,690,000   4,690,000
  Aurora Commons (c)      9.000%   10/2001    70,556     9,347,327   9,392,602
  Maple Park Place        7.650%   06/2004    49,704     7,650,000   7,650,000
  Dominicks-Schaumburg    7.49%    06/2004    34,005     5,345,500   5,345,500
  Summit Park Ridge       7.49%    06/2004    10,178     1,600,000   1,600,000
  Lincoln Park Place      7.49%    06/2004     6,679     1,050,000   1,050,000
  Crestwood Plaza         7.650%   06/2004     5,876       904,380     904,380
  Park St. Claire         7.650%   06/2004     4,954       762,500     762,500
  Quarry                  7.650%   06/2004     5,848       900,000     900,000
  Grand/Hunt Club         7.49%    06/2004    11,425     1,796,000   1,796,000
  Rivertree Court (d)    10.030%   11/1998   131,226    15,700,000  15,700,000
  Niles Shopping Center   7.23%    01/2005     9,932     1,617,500   1,617,500
  Ameritech               7.23%    01/2005     3,208       522,375     522,375
  Calumet Square          7.23%    01/2005     6,343     1,032,920   1,032,920

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                        Current                            Balance at
Property as             Interest   Maturity  Monthly   Mar. 31,     Dec. 31,
Collateral                Rate       Date   Payment(a)    1998        1997
-------------          ---------- --------- --------- -----------  -----------

  Sequoia Shopping
    Center                7.23%    01/2005     9,242     1,505,000   1,505,000
  Dominick's Highland
    Park                  7.21%    12/2004    38,453     6,400,000   6,400,000
  Fashion Square (e)      4.10%    12/2014    27,642     6,200,000   6,800,000
  Mallard Crossing        7.28%    03/2005    25,041     4,050,000        -
  Prairie Square          7.00%    03/2005     9,042     1,550,000        -
  Orland Park Retail      7.00%    03/2005     3,646       625,000        -
  Maple Plaza             7.00%    03/2005     9,231     1,582,500        -
  Iroquois Center         7.00%    03/2005    34,708     5,950,000        -
  Dominicks-Countryside   6.99%    03/2003     6,699     1,150,000        -
  Wilson Plaza            7.00%    03/2005     3,792       650,000        -
  Eagle Country Market    7.00%    03/2005     8,458     1,450,000        -
  Terramere Plaza         7.00%    03/2005    12,848     2,202,500        -
  Shops at Coopers
    Grove                 7.00%    03/2005    16,917     2,900,000        -
  Party City              7.00%    03/2005     5,760       987,500        -
  Cobbler Crossing        7.00%    02/2005    31,946     5,476,500        -
  Dominicks-Glendale
    Heights               7.00%    01/2005    23,917     4,100,000        -
  Riversquare Shopping
    Center                7.15%    01/2005    18,173     3,050,000        -
  Shorecrest Plaza        7.10%    03/2003    17,620     2,978,000        -
  Shoppes of Mill
    Creek                 8.00%    09/1999    63,333     9,500,000        -
                                                      ------------ -----------
Mortgages Payable.................................... $154,129,456 106,589,710
                                                      ============ ===========


(a) All payments are interest only, with the exception of the loans secured by the Walgreens, Regency Point and Aurora Commons properties.

(b) Payments on this mortgage are based on a floating interest rate of 180 basis points over the 30-day LIBOR rate, which adjusts monthly, amortizing over 25 years.

(c) The Company received a credit for interest expense on the debt at closing, which is included in restricted cash along with an amount set aside by the Company for principal payments on the debt. Interest income earned on the restricted cash amounts, when netted with interest expense on the debt, results in an adjusted interest rate on the debt of approximately 8.2%.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

(d) The Company received a credit for interest expense on the debt at closing.

(e) As part of the purchase of this property, the Company assumed the existing mortgage-backed Economic Development Revenue Bonds, Series 1994 offered by the Village of Skokie, Illinois. The interest rate floats and is reset weekly by a re-marketing agent. The current rate is 4.10%. The bonds are further secured by an Irrevocable Letter of Credit, issued by LaSalle Bank at a fee of 1.25% of the bond outstanding. In addition, there is a .125% re-marketing fee paid annually.


(7) Subsequent Events

In January 1998, the Company paid a distribution of $2,447,251 to the Stockholders.

On April 16, 1998, the Company purchased the Bergen Plaza Shopping Center from an unaffiliated third party for approximately $17,248,000. The property is located in Oakdale, Minnesota and contains approximately 270,610 square feet of leasable space. Its anchor tenants include Rainbow Foods and Kmart.

On April 24, 1998, the Company purchased the High Point Centre Shopping Center from an unaffiliated third party for approximately $10,354,000. The property is located in Madison, Wisconsin and contains approximately 86,204 square feet of leasable space. Its anchor tenant is Pier 1 Imports.

On April 29, 1998, the Company purchased the Western Howard Plaza Shopping Center from an unaffiliated third party for approximately $1,913,000. The property is located in Chicago, Illinois and contains approximately 12,784 square feet of leasable space. Its tenants are The Gap, Pearle Vision and Payless Shoes.

On May 5, 1998, the Company purchased the Wauconda Shopping Center from an unaffiliated third party for approximately $2,525,000. The property is located in Wauconda, Illinois and contains approximately 31,357 square feet of leasable space. Its anchor tenant is Sears Paint and Hardware.

On April 22, 1998, the Company entered into a construction loan agreement with an unaffiliated third party, the borrower, for an entire loan amount of $2,507,038. Disbursements are to be made periodically as work progresses in connection with the construction of a Staples Office Supply store to be built in Freeport, Illinois. The construction loan matures on October 15, 1998 and, prior to maturity, requires the borrower to make payments of interest only, on amounts disbursed at a rate of 9.5%. The Company made an initial advance of $864,134 on April 22, 1998. The Company has agreed to purchase this property upon completion, contingent upon certain criteria stated in the contract.

On April 7, 1998, the Company commenced an offering of an additional 27,000,000 Shares at $11.00 per Share, on a best efforts basis, (the "Fourth Offering"). As of May 13, 1998, the Company had accepted subscriptions for 2,393,152 shares.

                        Inland Real Estate Corporation
                            Pro Forma Balance Sheet
                                March 31, 1998
                                  (unaudited)


The following unaudited Pro Forma Balance Sheet of the Company is presented to give effect to the acquisitions of the properties indicated in Note B of the Notes to the Pro Forma Balance Sheet as though these transactions occurred March 31, 1998. No pro forma adjustments were made for the Staples Office Supply Store which is currently under construction. This unaudited Pro Forma Balance Sheet should be read in conjunction with the March 31, 1998 Financial Statements and the notes thereto as files on Form 10-Q.

This unaudited Pro Forma Balance Sheet is not necessarily indicative of what the actual financial position would have been at March 31, 1998, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                        Inland Real Estate Corporation
                            Pro Forma Balance Sheet
                                March 31, 1998
                                  (unaudited)


                                                             March 31,
                                 March 31,                     1998
                                   1998        Pro Forma     Pro Forma
                               Historical(A) Adjustments(B) Balance Sheet
                               ------------- ------------- --------------
Assets
------
Net investment in
  properties.................. $391,888,703    31,963,680   423,852,383
Cash n cash equivalents.....     77,208,219          -       77,208,219
Restricted cash...............    3,181,123          -        3,181,123
Accounts and rents
  receivable..................    8,052,881       414,843     8,467,724
Other assets..................    2,347,657          -        2,347,657
                               ------------- ------------- -------------
Total assets.................. $482,678,583    32,378,523   515,057,106
                               ============= ============= =============

Liabilities and Stockholders' Equity
------------------------------------
Accounts payable and accrued
  expenses.................... $  2,008,995          -        2,008,995
Accrued real estate taxes.....    9,209,918       421,625     9,631,543
Distributions payable (C).....    2,447,251          -        2,447,251
Security deposits.............    1,035,016        15,117     1,050,133
Mortgages payable.............  154,129,456          -      154,129,456
Unearned income...............      966,508          -          966,508
Other liabilities.............    1,506,433          -        1,506,433
Due to Affiliates.............      501,319          -          501,319
                               ------------- ------------- -------------
Total liabilities.............  171,804,896       436,742   172,241,638
                               ------------- ------------- -------------
Common Stock (D)..............      358,800        37,141       395,941
Additional paid in capital
  (net of Offering costs) (D).  318,713,814    31,904,640   350,618,454
Accumulated distributions in
  excess of net income........   (8,198,927)         -       (8,198,927)
                               ------------- ------------- -------------
Total Stockholders' equity....  310,873,687    31,941,781   342,815,468
                               ------------- ------------- -------------
Total liabilities and
  Stockholders' equity........ $482,678,583    32,378,523   515,057,106
                               ============= ============= =============







              See accompanying notes to pro forma balance sheet.

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                  (continued)
                                March 31, 1998
                                  (unaudited)

(A) The March 31, 1998 Historical column represents the historical balance sheet as presented in the March 31, 1998 10-Q as filed with the SEC.

(B) The following pro forma adjustment relates to the acquisition of the subject properties as though they were acquired on March 31, 1998. The terms are described in the notes that follow.


                               Pro Forma Adjustments
                        --------------------------------------

                          Bergen      High Point
                           Plaza        Center      Wauconda
                        ------------ ------------ ------------
Assets
------
Net investment in
  properties........... $17,247,680   10,354,000    2,525,000
Accounts and rents
  receivable...........     110,015      109,240       52,163
                        ------------ ------------ ------------
Total assets........... $17,357,695   10,463,240    2,577,163
                        ============ ============ ============


Liabilities and Stockholders' Equity
------------------------------------
Accrued real estate
  taxes................     113,418      112,619       52,163
Security deposits......        -          15,117         -
Mortgage payable.......        -            -            -
                        ------------ ------------ ------------
Total liabilities......     113,418      127,736       52,163
                        ------------ ------------ ------------
Common Stock...........      20,051       12,018        2,936
Additional paid in capital
  (net of Offering
  Costs)...............  17,224,226   10,323,486    2,522,064
                        ------------ ------------ ------------
Total Stockholders'
  equity...............  17,244,277   10,335,504    2,525,000
                        ------------ ------------ ------------
Total liabilities and
  Stockholders' equity. $17,357,695   10,463,240    2,577,163
                        ============ ============ ============

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                  (continued)
                                March 31, 1998
                                  (unaudited)

                         Pro Forma
                        Adjustments
                        ------------
                                        Total
                           Berwyn     Pro Forma
                           Plaza     Adjustments
                        ------------ ------------
Assets
------
Net investment in
  properties........... $ 1,837,000   31,963,680
Accounts and rents
  receivable...........     143,425      414,843
                        ------------ ------------
Total assets........... $ 1,980,425   32,378,523
                        ============ ============

Liabilities and Stockholders' Equity
------------------------------------
Accrued real estate
  taxes................     143,425      421,625
Security deposits......        -          15,117
Mortgage payable.......        -            -
                        ------------ ------------
Total liabilities......     143,425      436,742
                        ------------ ------------
Common Stock...........       2,136       37,141
Additional paid in capital
  (net of Offering
  Costs)...............   1,834,864   31,904,640
                        ------------ ------------
Total Stockholders'
  equity...............   1,837,000   31,941,781
                        ------------ ------------
Total liabilities and
  Stockholders' equity. $ 1,980,425   32,378,523
                        ============ ============

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                  (continued)
                                March 31, 1998
                                  (unaudited)

    Acquisitions of Property:


    On April 16, 1998, the Company acquired Bergen Plaza from an unaffiliated third party for the purchase price of $17,247,680 on an all cash basis, funded from cash and cash equivalents.

    On  April  24,  1998,  the  Company  acquired  High  Point  Centre  from an
    unaffiliated  third  party   for   the   purchase  price  of  approximately
    $10,354,000 on an all cash basis, funded from cash and cash equivalents.

    On May 5, 1998, the Company acquired Wauconda from an unaffiliated third party for the purchase price of approximately $2,525,000 on an all cash basis, funded from cash and cash equivalents.

    On May 15, 1998, the Company acquired Berwyn Plaza from an unaffiliated third party for the purchase price of approximately $1,837,000 on an all cash basis, funded from cash and cash equivalents.

    Probable Acquisitions of Property:

    The Company anticipates the acquisition of a Staples Office Supply Store to
    be constructed in 1998.   The  total price will be approximately $2,694,000
    and will be funded from cash and cash equivalents.


(C) No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

(D) Additional Offering Proceeds of $37,141,000, net of additional Offering costs of $5,199,219 are reflected as received as of March 31, 1998, prior to the purchase of the properties. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

                        Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                   For the three months ended March 31, 1998
                                  (unaudited)


The following unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisitions of the properties indicated in Note B of the Notes to the Pro Forma Statement of Operations as though they occurred on January 1, 1998 or the date operations commenced. Pro forma adjustments for Oak Forest Commons and Downers grove Market are as of March 5, 1998 and March 25, 1998, respectively. Construction is not complete on the Staples Office Supplyu Store and therefore, no pro forma adjustment has been made. This unaudited Pro Forma Statement of Operations should be read in conjunction with the March 31, 1998 Financial Statements and the notes thereto as filed on Form 10-Q.

This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the three months ended March 31, 1998, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                        Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                   For the three months ended March 31, 1998
                                 (unaudited)


                                  Pro Forma
                                 Adjustments
                                 -----------
                     March 31,
                       1998          1998        March 31,
                    Historical   Acquisitions      1998
                       (A)            (B)       Pro Forma
                   ------------  ------------  -----------

Rental income..... $ 9,424,416     1,818,276    11,242,692
Additional rental
  income..........   3,020,925       670,899     3,691,824
Interest
  income(C).......     776,364          -          776,364
Other income......      46,791          -           46,791
                   ------------  ------------  ------------
  Total income....  13,268,496     2,489,175    15,757,671
                   ------------  ------------  ------------
Professional services
  and general and
  administrative
  fees............     218,015          -          218,015
Advisor asset
  management fee.(F)   432,183       192,182       624,365
Property operating
  expenses........   3,961,022       818,540     4,779,562
Interest expense..   2,332,364       126,667     2,459,031
Depreciation (D)..   2,200,954       493,263     2,694,217
Amortization......      42,507          -           42,507
Acquisition costs
  expensed........      44,036          -           44,036
                   ------------  ------------  ------------
Total expenses....   9,231,081     1,630,652    10,861,733
                   ------------  ------------  ------------
  Net income...... $ 4,037,415       858,523     4,895,938
                   ============  ============  ============

Weighted average
  common stock shares
  outstanding (E).  29,073,250                  32,787,350
                   ============                ============

Net income per weighted
  average common stock
  outstanding (E). $       .14                         .15
                   ============                ============


            See accompanying notes to pro forma statement of operations.

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                   For the three months ended March 31, 1998
                                  (unaudited)


(A) The  1998  Historical  column   represents   the  historical  statement  of
    operations of the Company for the three months ended March 31, 1998 (unaudited), as filed with the SEC on Form 10-Q.

(B) Total pro forma adjustments for the three months ended March 31, 1998 are as though the 1998 acquisitions of the following properties occurred the earlier of January 1, 1998 or the date operations commenced. All properties were purchased on an all cash basis except for Mill Creek. Pro forma adjustments for interest expense on these properties were based on the following terms.

    Mill Creek Shopping Center

    As part of the acquisition of Mill Creek Shopping Center, the Company assumed the existing mortgage loan, maturing September 10, 1999, with the balance funded with cash and cash equivalents. The loan requires interest only monthly payments at a rate of 8% per annum.

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                   For the three months ended March 31, 1998
                                  (unaudited)

(B) Total pro forma adjustments for 1998 acquisitions are as though they were acquired the earlier of January 1, 1998 or the date operations commenced.


                                  West
                     Coopers     Chicago      Maple     Lake Park
                      Grove     Dominick's    Plaza       Plaza
                   ----------- ----------- ----------- -----------
Rental income..... $   12,649      36,150      30,776     130,540
Additional rental
  income..........      9,364        -         11,154      49,688
                   ----------- ----------- ----------- -----------
Total income......     22,013      36,150      41,930     180,228
                   ----------- ----------- ----------- -----------
Advisor asset
  management fee..      1,271       3,625       2,638      13,452
Property operating
  expenses........     10,754       1,085      13,041      60,970
Interest expense..       -           -           -           -
Depreciation......      3,213       9,062       6,950      33,000
                   ----------- ----------- ----------- -----------
Total expenses....     15,238      13,772      22,629     107,422
                   ----------- ----------- ----------- -----------
Net income (loss). $    6,775      22,378      19,301      72,806
                   =========== =========== =========== ===========


                     Homewood     Wisner       Mill     Prairie
                       Plaza      Plaza       Creek     Square
                   ----------- ----------- ----------- -----------
Rental income..... $   29,096      29,958     180,896      78,950
Additional rental
  income..........     22,945      12,915     123,799      29,500
                   ----------- ----------- ----------- -----------
Total income......     52,041      42,873     304,695     108,450
                   ----------- ----------- ----------- -----------
Advisor asset
  management fee..      2,812       2,738      18,933       7,750
Property operating
  expenses........     25,287      14,844     142,668      34,380
Interest expense..       -           -        126,667        -
Depreciation......      6,970       6,880      45,417      21,950
                   ----------- ----------- ----------- -----------
Total expenses....     35,069      24,462     333,685      64,080
                   ----------- ----------- ----------- -----------
Net income (loss). $   16,972      18,411     (28,990)     44,370
                   =========== =========== =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                         For the three March 31, 1998
                                  (unaudited)



                    St. James   Chestnut      Bergen     Berwyn
                     Crossing     Court       Plaza       Plaza
                   ----------- ----------- ----------- -----------
Rental income..... $  189,704     319,057     420,391      40,561
Additional rental
  income..........     54,985      82,340     163,669      33,524
                   ----------- ----------- ----------- -----------
Total income......    244,689     401,397     584,060      74,085
                   ----------- ----------- ----------- -----------
Advisor asset
  management fee..     18,693      40,360      43,119       4,593
Property operating
  expenses........     65,996     134,035     195,014      38,255
Interest expense..       -           -           -           -
Depreciation......     46,750     100,900     107,800      11,481
                   ----------- ----------- ----------- -----------
Total expenses....    131,439     275,295     345,933      54,329
                   ----------- ----------- ----------- -----------
Net income (loss). $  113,250     126,102     238,127      19,756
                   =========== =========== =========== ===========

                                            Total 1998
                               High Point  Acquisitions
                    Wauconda      Center     Pro Forma
                   ----------- ----------- ------------
Rental income..... $   57,676     261,872    1,818,276
Additional rental
  income..........     15,431      61,585      670,899
                   ----------- ----------- ------------
Total income......     73,107     323,457    2,489,175
                   ----------- ----------- ------------
Advisor asset
  management fee..      6,313      25,885      192,182
Property operating
  expenses........     18,721      63,490      818,540
Interest expense..       -           -         126,667
Depreciation......     15,781      77,109      493,263
                   ----------- ----------- ------------
Total expenses....     40,815     166,484    1,630,652
                   ----------- ----------- ------------
Net income (loss). $   32,292     156,973      858,523
                   =========== =========== ============

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                   For the three months ended March 31, 1998
                                  (unaudited)


(C) No pro forma adjustment has been made relating to interest income which would have been earned on the additional Offering Proceeds raised.

(D) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years.

(E) The pro forma weighted average common stock shares for the three months ended March 31, 1998 was calculated by estimating the additional shares sold to purchase each of the Company's properties on a weighted average basis.

(F) Advisor Asset Management Fees are calculated as 1% per annum of the Average Invested Assets (as defined).

                        Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                     For the year ended December 31, 1997
                                  (unaudited)


The following unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisitions of the properties indicated in Note B and Note C of the Notes to the Pro Forma Statement of Operations as though they occurred the earlier of January 1, 1997 or the date operations commenced. No pro forma adjustments have been made for Oak Forest Commons and Downers Grove Market as these centers were completed in 1998 and no significant operations existed for the year ended December 31, 1997. Construction has not begun on Staples Office Supply Store and therefore, there were no operations for the year ended December 31, 1997. This unaudited Pro Forma Statement of Operations should be read in conjunction with the December 31, 1997 Financial Statements and the notes thereto as filed on Form 10-K.

This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 1997, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                        Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                     For the year ended December 31, 1997
                                 (unaudited)


                                    Pro Forma Adjustments
                                 ---------------------------

                       1997          1997           1998
                    Historical   Acquisitions  Acquisitions      1997
                       (A)            (B)           (C)       Pro Forma
                   ------------  ------------  ------------  ------------

Rental income..... $21,112,365     9,903,951    11,919,230    42,935,546
Additional rental
  income..........   6,592,983     3,622,583     4,689,140    14,904,706
Interest
  income(D).......   1,615,520          -             -        1,615,520
Other income......     100,717          -             -          100,717
                   ------------  ------------  ------------  ------------
  Total income....  29,421,585    13,526,534    16,608,370    59,556,489
                   ------------  ------------  ------------  ------------
Professional services
  and general and
  administrative
  fees............     482,954          -             -          482,954
Advisor asset
  management fee.(G)   843,000     1,832,719     1,206,063     3,881,782
Property operating
  expenses........   8,863,024     4,476,786     5,771,000    19,110,810
Interest expense..   5,654,564     1,338,640       760,000     7,753,204
Depreciation (E)..   4,556,445     2,371,640     3,055,487     9,983,572
Amortization......     124,884          -             -          124,884
Acquisition costs
  expensed........     249,493          -             -          249,493
                   ------------  ------------  ------------  ------------
Total expenses....  20,774,364    10,019,785    10,792,550    41,586,699
                   ------------  ------------  ------------  ------------
  Net income...... $ 8,647,221     3,506,749     5,815,820    17,969,790
                   ============  ============  ============  ============

Weighted average
  common stock shares
  outstanding (F).  15,225,983                                28,101,983
                   ============                              ============

Net income per weighted
  average common stock
  outstanding (F). $       .57                                       .64
                   ============                              ============


            See accompanying notes to pro forma statement of operations.

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                     For the year ended December 31, 1997
                                  (unaudited)


(A) The  1997  Historical  column   represents   the  historical  statement  of
    operations of the Company for the year ended December 31, 1997, as filed with the SEC on Form 10-K.

(B) Total pro forma adjustments for the year ended December 31, 1997 are as though the 1997 acquisitions of the following properties occurred the earlier of January 1, 1997 or the date operations commenced (May 13, 1997 for the Glendale Heights Dominick's). All properties were purchased on an all cash basis except for Maple Park, Aurora Commons, Lincoln Park Place and Rivertree Court. Pro forma adjustments for interest expense on these properties were based on the following terms:

    Maple Park Shopping Center

    The Company funded the purchase using (i) the proceeds of a short-term loan maturing April 7, 1997 in the amount of $8 million from Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Short-Term Loan bears interest at a rate of 9.0% per annum and requires a loan fee of 1/4%.

    Aurora Commons Shopping Center

    As part of the acquisition of Aurora Commons Shopping Center, the Company assumed the existing mortgage loan, maturing December 31, 2001, with the balance funded with cash and cash equivalents. The loan bears interest at a rate of 9% per annum with monthly payments of principal and interest on the first day of each month.

    Lincoln Park Place Shopping Center

    The Company funded the purchase of Lincoln Park Place Shopping Center using the proceeds of a short-term loan maturing February 7, 1997 in the amount of $2,016,110 from Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Company (the "Short-Term Loan"). The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of 9% per annum.

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                     For the year ended December 31, 1997
                                  (unaudited)


    Rivertree Court

    As part of the acquisition of Rivertree Court, the Company assumed the existing first mortgage loan, maturing January 1, 1999, with a balance of $15,700,000. The loan requires interest only monthly payments at a rate of 10.03% per annum.

    Fashion Square

    As part of the acquisition of Fashion Square, the Company assumed the existing bond financing, in the remaining principal balance of $6,200,000. Monthly interest only payments are due on the financing through December 1, 2014 maturity date. The interest rate changes weekly and is currently 4.1%. The bond financing is secured by a Letter of Credit issued by LaSalle National Bank, who receives an annual fee of 1.25% of the outstanding principal balance.

                                            Inland Real Estate Corporation
                                      Notes to Pro Forma Statement of Operations
                                                      (continued)
                                         For the year ended December 31, 1997
                                                      (unaudited)

(B) Total pro forma adjustments for 1997 acquisitions are as though they were acquired the earlier of January 1, 1997 or the date operations commenced.
                                                          Niles
                    Maple Park    Aurora     Lincoln    Shopping     Cobblers    Mallard      Calumet     Ameritech
                      Place       Commons   Park Place   Center        Mall        Mall        Square     Outlot
                   ----------- ----------- ----------- ----------- ----------- ------------ -----------  -----------
Rental income..... $   39,736      82,740      14,159      98,780     341,053      356,037     130,663       36,768
Additional rental
  income..........      8,168      26,594       5,714      39,507     189,843      138,412     146,565        8,091
                   ----------- ----------- ----------- ----------- ----------- ------------ -----------  -----------
Total income......     47,904     109,334      19,873     138,287     530,896      494,449     277,228       44,859
                   ----------- ----------- ----------- ----------- ----------- ------------ -----------  -----------
Advisor asset
  management fee..       -           -           -           -           -            -           -            -
Property operating
  expenses........     10,039      30,055       6,352      43,952     205,189      161,720     152,445        9,746
Interest expense..       -           -           -           -           -            -           -            -
Depreciation......       -           -           -           -           -            -           -            -
                   ----------- ----------- ----------- ----------- ----------- ------------ -----------  -----------
Total expenses....     10,039      30,055       6,352      43,952     205,189      161,720     152,445        9,746
                   ----------- ----------- ----------- ----------- ----------- ------------ -----------  -----------
Net income (loss). $   37,865      79,279      13,521      94,335     325,707      332,729     124,783       35,113
                   =========== =========== =========== =========== =========== ============ ===========  ===========

                                            Highland                                          Glendale
                    Schaumburg   Sequoia      Park        River     Rivertree   Shorecrest     Heights
                    Dominicks     Plaza     Dominicks     Square      Court        Plaza      Dominicks  Party City
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------ -----------
Rental income..... $  269,510     182,563     405,156     358,182   1,923,392      311,714      303,692     166,666
Additional rental
  income..........       -         67,441        -        157,773     588,600      128,728         -         33,000
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------ -----------
Total income......    269,510     250,004     405,156     515,955   2,511,992      440,442      303,692     199,666
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------ -----------
Advisor asset
  management fee..       -           -           -           -           -            -            -           -
Property operating
  expenses........      5,390      78,364       8,103     166,076     732,510      154,027        7,592      39,000
Interest expense..       -           -           -           -           -            -            -           -
Depreciation......       -           -           -           -           -            -            -           -
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------ -----------
Total expenses....      5,390      78,364       8,103     166,076     732,510      154,027        7,592      39,000
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------ -----------
Net income (loss). $  264,120     171,640     397,053     349,879   1,779,482      286,415      296,099     160,666
                   =========== =========== =========== =========== =========== ============ ============ ===========

                                                                       F-36


                                     F-36


                                            Inland Real Estate Corporation
                                      Notes to Pro Forma Statement of Operations
                                                      (continued)
                                         For the year ended December 31, 1997
                                                      (unaudited)

(B) Total pro forma adjustments for 1997 acquisitions are as though they were acquired the earlier of January 1, 1997 or the date operations commenced.
                     Roselle                 Wilson     Terramere    Iroquois     Fashion    Naper West
                      Eagle    Countryside    Plaza       Plaza       Center       Square       Plaza
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------
Rental income..... $  307,980     256,000     136,100     419,563   1,376,053     808,935     1,578,508
Additional rental
  income..........     77,500        -         50,500     376,745     446,667     543,963       588,773
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------
Total income......    385,480     256,000     186,600     793,309   1,822,720   1,352,897     2,167,281
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------
Advisor asset
  management fee..       -           -           -           -           -           -             -
Property operating
  expenses........    100,000      87,000      61,100     406,416     551,333     741,680       718,696
Interest expense..       -           -           -           -           -           -             -
Depreciation......       -           -           -           -           -           -             -
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------
Total expenses....    100,000      87,000      61,100     406,416     551,333     741,680       718,696
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------
Net income (loss). $  285,480     169,000     125,500     389,892   1,271,387     611,217     1,448,585
                   =========== =========== =========== =========== =========== ============ ============
                                  Total
                                  1997
                    Pro Forma  Acquisitions
                   Adjustments  Pro Forma
                   ----------- -------------
Rental income..... $     -       9,903,951
Additional rental
  income..........       -       3,622,583
                   ----------- ------------
Total income......       -      13,526,534
                   ----------- ------------
Advisor asset
  management fee..  1,832,719    1,832,719
Property operating
  expenses........       -       4,476,786
Interest expense..  1,338,640    1,338,640
Depreciation......  2,371,640    2,371,640
                   ----------- ------------
Total expenses....  5,542,999   10,019,785
                   ----------- ------------
Net income (loss). $(5,542,999)  3,506,749
                   =========== ============

                                                                       F-37

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1997
                                  (unaudited)

(C) Total pro forma adjustments for 1998 acquisitions are as though they were acquired the earlier of January 1, 1997 or the date operations commenced.



                                              West
                    Woodfield    Coopers     Chicago      Maple
                      Plaza       Grove     Dominick's    Plaza
                   ----------- ----------- ----------- -----------
Rental income..... $2,235,315     577,096     628,320     369,317
Additional rental
  income..........    755,071     401,492        -        129,431
                   ----------- ----------- ----------- -----------
Total income......  2,990,386     978,588     628,320     498,748
                   ----------- ----------- ----------- -----------
Advisor asset
  management fee..    192,000      58,000      63,000      31,650
Property operating
  expenses........    873,792     488,067      18,850     133,667
Interest expense..       -           -           -           -
Depreciation......    483,000     146,600     157,500      83,400
                   ----------- ----------- ----------- -----------
Total expenses....  1,548,792     692,667     239,350     248,717
                   ----------- ----------- ----------- -----------
Net income (loss). $1,441,594     285,921     388,970     250,031
                   =========== =========== =========== ===========


                    Lake Park    Homewood     Wisner       Mill
                      Plaza        Plaza      Plaza       Creek
                   ----------- ----------- ----------- -----------
Rental income..... $1,216,080     220,375     206,312   1,085,374
Additional rental
  income..........    472,163     132,016      59,636     725,135
                   ----------- ----------- ----------- -----------
Total income......  1,688,243     332,391     265,948   1,810,509
                   ----------- ----------- ----------- -----------
Advisor asset
  management fee..    122,750      19,363      18,853     113,600
Property operating
  expenses........    543,398     166,951     101,312     823,792
Interest expense..       -           -           -        760,000
Depreciation......    293,000      46,500      45,900     272,500
                   ----------- ----------- ----------- -----------
Total expenses....    959,148     232,814     166,065   1,969,892
                   ----------- ----------- ----------- -----------
Net income (loss). $  729,095      99,577      99,883    (159,383)
                   =========== =========== =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                               December 31, 1997
                                  (unaudited)



                    Prairie     St. James   Chestnut      Bergen
                    Square       Crossing     Court       Plaza
                   ----------- ----------- ----------- -----------

Rental income..... $  315,796     720,615   1,197,317   1,681,564
Additional rental
  income..........     87,777     183,197     306,682     980,649
                   ----------- ----------- ----------- -----------
Total income......    403,573     903,812   1,503,999   2,662,213
                   ----------- ----------- ----------- -----------
Advisor asset
  management fee..     31,000      74,770     161,440     172,477
Property operating
  expenses........    130,448     265,225     593,967   1,105,206
Interest expense..       -           -           -           -
Depreciation......     87,800     187,000     403,600     431,200
                   ----------- ----------- ----------- -----------
Total expenses....    249,248     526,995   1,159,007   1,708,883
                   ----------- ----------- ----------- -----------
Net income (loss). $  154,325     376,817     344,992     953,330
                   =========== =========== =========== ===========

                                                        Total 1998
                     Berwyn                High Point  Acquisitions
                      Plaza     Wauconda      Center     Pro Forma
                   ----------- ----------- ----------- ------------
Rental income..... $  176,345     230,703   1,078,701   11,919,230
Additional rental
  income..........    131,460      72,913     251,518    4,689,140
                   ----------- ----------- ----------- ------------
Total income......    307,805     303,616   1,330,219   16,608,370
                   ----------- ----------- ----------- ------------
Advisor asset
  management fee..     18,370      25,250     103,540    1,206,063
Property operating
  expenses........    147,830      72,912     305,583    5,771,000
Interest expense..       -           -           -         760,000
Depreciation......     45,925      63,125     308,437    3,055,487
                   ----------- ----------- ----------- ------------
Total expenses....    212,125     161,287     717,560   10,792,550
                   ----------- ----------- ----------- ------------
Net income (loss). $   95,680     142,329     612,659    5,815,820
                   =========== =========== =========== ============

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1997
                                  (unaudited)


    Acquisition of Woodfield Plaza, Schaumburg, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          Woodfield Plaza
                               -------------------------------------
                                   *As      Pro Forma
                                 Reported  Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $2,235,315        -      2,235,315
    Additional rental income..    755,071        -        755,071
                               ----------- ----------- -----------
    Total income..............  2,990,386        -      2,990,386
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -        192,000     192,000
    Property operating
      expenses................    801,632      72,160     873,792
    Depreciation..............       -        483,000     483,000
                               ----------- ----------- -----------
    Total expenses............    801,632     747,160   1,548,792
                               ----------- ----------- -----------
    Net income (loss)......... $2,188,754    (747,160)  1,441,594
                               =========== =========== ===========



    Acquisition of Coopers Grove, Country Club Hills, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          Coopers Grove
                               -----------------------------------
                                   *As      Pro Forma
                                 Reported  Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $  577,096        -        577,096
    Additional rental income..    401,492        -        401,492
                               ----------- ----------- -----------
    Total income..............    978,588        -        978,588
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -         58,000      58,000
    Property operating
      expenses................    428,031      60,036     494,067
    Depreciation..............       -        146,600     146,600
                               ----------- ----------- -----------
    Total expenses............    428,031     264,636     692,667
                               ----------- ----------- -----------
    Net income (loss)......... $  550,557    (264,636)    285,921
                               =========== =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1997
                                  (unaudited)

    Acquisition of West Chicago Dominick's, West Chicago, Illinois

    This pro forma adjustment reflects the purchase of West Chicago Dominick's as if the Company had acquired the property as of January 1, 1997, and is based on information provided by the Seller.

                                        West Chicago Dominick's
                               -------------------------------------
                                Year ended
                               December 31,  Pro Forma
                                  1997      Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $  628,320         -        628,320
    Additional rental income..       -            -           -
                               -----------  ----------- -----------
    Total income..............    628,320        -         628,320
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -          63,000      63,000
    Property operating
      expenses................       -          18,850      18,850
    Depreciation..............       -         157,500     157,500
                               -----------  ----------- -----------
    Total expenses............       -         239,350     239,350
                               -----------  ----------- -----------
    Net income (loss)......... $  628,320     (239,350)    388,970
                               ===========  =========== ===========



    Acquisition of Maple Plaza, Downers Grove, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          Maple Plaza
                               -----------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $  369,317         -        369,317
    Additional rental income..    129,431         -        129,431
                               -----------  ----------- -----------
    Total income..............    498,748         -        498,748
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -          31,650      31,650
    Property operating
      expenses................    133,667         -        133,667
    Depreciation..............       -          83,400      83,400
                               -----------  ----------- -----------
    Total expenses............    133,667      115,050     248,717
                               -----------  ----------- -----------
    Net income (loss)......... $  365,081     (115,050)    250,031
                               ===========  =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1997
                                  (unaudited)

    Acquisition of Lake Park Plaza, Michigan City, Indiana

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          Lake Park Plaza
                               -----------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $1,216,080         -      1,216,080
    Additional rental income..    472,163         -        472,163
                               -----------  ----------- -----------
    Total income..............  1,688,243         -      1,688,243
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -         122,750     122,750
    Property operating
      expenses................    467,427       75,971     543,398
    Depreciation..............       -         293,000     293,000
                               -----------  ----------- -----------
    Total expenses............    467,427      491,721     959,148
                               -----------  ----------- -----------
    Net income (loss)......... $1,220,816     (491,721)    729,095
                               ===========  =========== ===========



    Acquisition of Homewood Plaza, Homewood, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X to the Pro Forma Adjustments:

                                          Homewood Plaza
                               -------------------------------------
                                Year ended
                               December 31,  Pro Forma
                                   1997     Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $  200,375         -        200,375
    Additional rental income..    132,016         -        132,016
                               -----------  ----------- -----------
    Total income..............    333,391         -        333,391
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -          19,363      19,363
    Property operating
      expenses................    166,951         -        166,951
    Depreciation..............       -          46,500      46,500
                               -----------  ----------- -----------
    Total expenses............    166,951       65,863     232,814
                               -----------  ----------- -----------
    Net income (loss)......... $  165,440      (65,863)     99,577
                               ===========  =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1997
                                  (unaudited)



    Acquisition of Wisner Plaza, Chicago, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X to the Pro Forma Adjustments:

                                           Wisner Plaza
                               -----------------------------------
                               Year ended
                               December 31,  Pro Forma
                                 1997       Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $  206,312         -        206,312
    Additional rental income..     59,636         -         59,636
                               -----------  ----------- -----------
    Total income..............    265,948         -        265,948
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -          18,853      18,853
    Property operating
      expenses................    101,312         -        101,312
    Depreciation..............       -          45,900      45,900
                               -----------  ----------- -----------
    Total expenses............    101,312       64,753     166,065
                               -----------  ----------- -----------
    Net income (loss)......... $  164,636      (64,753)     99,883
                               ===========  =========== ===========



    Acquisition of Mill Creek, Palos Park, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                            Mill Creek
                               -----------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $1,085,374         -      1,085,374
    Additional rental income..    725,135         -        725,135
                               -----------  ----------- -----------
    Total income..............  1,810,509         -      1,810,509
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -         113,600     113,600
    Property operating
      expenses................    778,792       45,000     823,792
    Interest expense..........       -         760,000     760,000
    Depreciation..............       -         272,500     272,500
                               -----------  ----------- -----------
    Total expenses............    778,792    1,191,100   1,969,892
                               -----------  ----------- -----------
    Net income (loss)......... $1,031,537   (1,191,100)   (159,383)
                               ===========  =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1997
                                  (unaudited)


    Acquisition of Prairie Square, Sun Prairie, Wisconsin

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X to the Pro Forma Adjustments:

                                          Prairie Square
                               -----------------------------------
                               Year Ended
                               December 31,  Pro Forma
                                  1997      Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $  315,796         -        315,796
    Additional rental income..     87,777         -         87,777
                               -----------  ----------- -----------
    Total income..............    403,573         -        403,573
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -          31,000      31,000
    Property operating
      expenses................    130,448         -        130,448
    Depreciation..............       -          87,800      87,800
                               -----------  ----------- -----------
    Total expenses............    130,448      118,800     249,248
                               -----------  ----------- -----------
    Net income (loss)......... $  273,125     (118,800)    154,325
                               ===========  =========== ===========




    Acquisition of St. James Crossing, Westmont, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          St. James Crossing
                               -------------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $  720,615         -        720,615
    Additional rental income..    183,197         -        183,197
                               -----------  ----------- -----------
    Total income..............    903,812         -        903,812
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -          74,770      74,770
    Property operating
      expenses................    257,225        8,000     265,225
    Depreciation..............       -         187,000     187,000
                               -----------  ----------- -----------
    Total expenses............    257,225      269,770     526,995
                               -----------  ----------- -----------
    Net income (loss)......... $  646,587     (269,770)    376,817
                               ===========  =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1997
                                  (unaudited)



    Acquisition of Chestnut Court, Darien, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          Chestnut Court
                               -----------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $1,197,317         -      1,197,317
    Lease termination income..    765,504     (765,504)       -
    Additional rental income..    306,682         -        306,682
                               -----------  ----------- -----------
    Total income..............  2,269,503     (765,504)  1,503,999
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -         161,440     161,440
    Property operating
      expenses................    593,967         -        593,967
    Depreciation..............       -         403,600     403,600
                               -----------  ----------- -----------
    Total expenses............    593,967      565,040   1,159,007
                               -----------  ----------- -----------
    Net income (loss)......... $1,675,536   (1,330,544)    344,992
                               ===========  =========== ===========




    Probable Acquisition of Bergen Plaza, Oakdale, Minnesota

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          Bergen Plaza
                               -----------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $1,681,564         -      1,681,564
    Additional rental income..    980,649         -        980,649
                               -----------  ----------- -----------
    Total income..............  2,662,213         -      2,662,213
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -         172,477     172,477
    Property operating
      expenses................  1,105,206         -      1,105,206
    Depreciation..............       -         431,200     431,200
                               -----------  ----------- -----------
    Total expenses............  1,105,206      603,677   1,708,883
                               -----------  ----------- -----------
    Net income (loss)......... $1,557,007     (603,677)    953,330
                               ===========  =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1997
                                  (unaudited)



    Probable Acquisition of Berwyn Plaza, Berwyn, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          Berwyn Plaza
                               -----------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $  176,345         -        176,345
    Additional rental income..    131,460         -        131,460
                               -----------  ----------- -----------
    Total income..............    307,805         -        307,805
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -          18,370      18,730
    Property operating
      expenses................    135,830       12,000     147,830
    Depreciation..............       -          45,925      45,925
                               -----------  ----------- -----------
    Total expenses............    135,830       76,295     212,125
                               -----------  ----------- -----------
    Net income (loss)......... $  171,975      (76,295)     95,680
                               ===========  =========== ===========




    Probable Acquisition of Wauconda, Wauconda, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                            Wauconda
                               -----------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $  230,703         -        230,703
    Additional rental income..     72,913         -         72,913
                               -----------  ----------- -----------
    Total income..............    303,616         -        303,616
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -          25,250      25,250
    Property operating
      expenses................     72,912         -         72,912
    Depreciation..............       -          63,125      63,125
                               -----------  ----------- -----------
    Total expenses............     72,912       88,375     161,287
                               -----------  ----------- -----------
    Net income (loss)......... $  230,704      (88,375)    142,329
                               ===========  =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1997
                                  (unaudited)


    Probable Acquisition of High Point Centre, Madison, Wisconsin

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                        High Point Centre
                               -----------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $1,078,701         -      1,078,701
    Additional rental income..    251,518         -        251,518
                               -----------  ----------- -----------
    Total income..............  1,330,219         -      1,330,219
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -         103,540     103,540
    Property operating
      expenses................    258,583       47,000     305,583
    Depreciation..............       -         308,437     308,437
                               -----------  ----------- -----------
    Total expenses............    258,583      458,977     717,560
                               -----------  ----------- -----------
    Net income (loss)......... $1,071,636     (458,977)    612,659
                               ===========  =========== ===========



(D) No pro forma adjustment has been made relating to interest income which would have been earned on the additional Offering Proceeds raised.

(E) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years.

(F) The pro forma weighted average common stock shares for the year ended December 31, 1997 was calculated by estimating the additional shares sold to purchase each of the Company's properties on a weighted average basis.

(G) Advisor Asset Management Fees are calculated as 1% of the Average Invested Assets (as defined).










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